Registration No. 333-111922

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4/A
REGISTRATION STATEMENT AND PROSPECTUS
UNDER THE SECURITIES ACT OF 1933

CENTRAL WISCONSIN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its Charter)

WISCONSIN (State of Incorporation)	Applied For (I.R.S. Employer I.D. No)	6711 (Primary Standard Industrial Classification Code No.)

2010 STEWART AVENUE
WAUSAU, WISCONSIN 54401
(715) 845-8680
(Address and telephone number of principal executive offices)

RONALD STEPHENS 2010 Stewart Avenue Wausau, Wisconsin 54401 (715) 845-8680 (Name, Address, telephone no of agent for service)	JOHN E. KNIGHT Boardman, Suhr, Curry & Field LLP One S. Pinckney Street, 4th Floor P.O. Box 927 Madison, WI 53701-0927 (Copy of Notices)

       Approximate date of commencement of proposed sale of the securities to the public: upon consummation of the reorganization

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit*	Proposed maximum aggregate offering price*	Amount of registration fee
Common Stock, No par value	161,195	$51.24	$8,259,631.80	$668.20

*Based on the book value of the common stock of Bank of Wausau on December 31, 2003, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

CENTRAL WISCONSIN FINANCIAL SERVICES, INC.

Cross Reference Sheet
Form S-4, Part I Item Number	Location in Prospectus
1	Facing Page of Registration Statement; Outside Front Cover Page of Prospectus
2	Table of Contents
3	Summary
4	Summary; The Reorganization; Comparison of Bank Stock With Holding Company Stock
5	Not applicable
6	Central Wisconsin Financial Services, Inc.; Bank of Wausau
7	Not applicable
8	The Reorganization
9	Central Wisconsin Financial Services, Inc.; Bank of Wausau
10	Not applicable
11	Not applicable
12	Not applicable
13	Not applicable
14	Central Wisconsin Financial Services, Inc.; Comparison of Bank Stock With Holding Company Stock
15	Not applicable
16	Not applicable
17	Bank of Wausau; Comparison of Bank Stock With Holding Company Stock
18	The Reorganization; Central Wisconsin Financial Services, Inc.; Bank of Wausau; Rights of Dissenting Stockholders of Bank
19	Not applicable

Prospectus of Central Wisconsin Financial Services, Inc.

161,195 Shares of Common Stock
and
Proxy Statement of Bank of Wausau

Special Meeting of Bank Shareholders to be held ________________, 200_
_____ a.m./p.m. ____________________, ____________________, Wausau, Wisconsin.

To the shareholders of Bank of Wausau:

       This prospectus relates to the shares of Central Wisconsin Financial Services, Inc. stock that will be exchanged, on a one-for-one basis, for your shares of stock of the Bank of Wausau as a result of the formation of a bank holding company for the Bank. The holding company formation only will occur, however, if the holders of a majority of the outstanding shares of Bank of Wausau stock vote in favor of the transaction.

       If the holding company formation is approved by the shareholders of the Bank, the holding company will be formed through a reorganization. In the reorganization, which is described in detail in this prospectus - proxy statement, the Bank of Wausau will become a wholly owned subsidiary of Central Wisconsin Financial Services, Inc., and the shareholders of the Bank will become the shareholders of Central Wisconsin. This reorganization is proposed at the request of the Bank's Board of Directors, and does not involve a sale of the Bank.

       This prospectus - proxy statement is also being furnished to you because the Board of Directors of the Bank of Wausau is soliciting your proxy to be used at the special meeting of shareholders to be held ______________, 200__. At the special meeting, you will be asked to consider and vote on the proposed holding company formation. A form of proxy, on blue paper, is enclosed separately. YOUR VOTE IS IMPORTANT, regardless of how many shares you own. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy form promptly in the enclosed envelope. If you attend the meeting and prefer to vote in person, you may do so, even if you turn in your proxy at this time.

       The common stock of Central Wisconsin Financial Services, Inc. is not listed by any national securities exchange or the NASDAQ Stock Market.

       The following are important disclosures. Please read them carefully:

       You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus - proxy statement is only accurate as of the date printed on the bottom of this page. We are required to advise you if there is any fundamental change affecting the formation of the holding company.

       The shares of Central Wisconsin Financial Services, Inc. stock to be issued in the holding company formation will not be savings accounts or deposits, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the holding company formation, passed upon the accuracy of this prospectus - proxy statement or determined if this prospectus - proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

       We have structured the holding company formation to qualify as a tax-free transaction under the federal tax laws. Therefore, you should not recognize any gain or loss on the exchange of your Bank of Wausau stock for Central Wisconsin Financial Services, Inc. stock.

Ronald Stephens

The date of this prospectus - proxy statement is _______________.

BANK OF WAUSAU

2010 Stewart Avenue
Wausau, Wisconsin 54401
(715) 845-8680

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

       A special meeting of the shareholders of Bank of Wausau ("Bank") will be held on ______________, 2004, at _____________________, _____________________, ____________, Wisconsin, at _____ p.m. to

       1.        Vote on the following resolution:

RESOLVED, that the formation of a bank holding company for Bank of Wausau, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Bank of Wausau and Central Wisconsin Financial Services, Inc., and a Merger Agreement between Bank of Wausau and New Bank of Wausau, whereby (i) Bank of Wausau will become a wholly-owned subsidiary of Central Wisconsin Financial Services, Inc., and (ii) shareholders of Bank of Wausau will become shareholders of Central Wisconsin Financial Services, Inc., is hereby authorized and approved.

       2.        Transact such other business as may properly come before the meeting or any adjournments thereof.

       The record date for the special meeting is ________________, 2004. Only shareholders of record at the close of business on that date can vote at the meeting. In order to form the holding company, a majority of outstanding Bank shares must be voted in favor of the above resolution.

        Shareholders and beneficial shareholders may be entitled to assert dissenters' rights. A copy of the law pertaining to dissenters' rights, sections 221.0706 through 221.0718 of the Wisconsin Statutes, is attached as Exhibit D to the following prospectus - proxy statement.

       The directors of the Bank unanimously believe that the proposed holding company is in the best interests of the Bank and its shareholders, and urge shareholders to vote "for" the above resolution.

By Order of the Board of Directors

Dated:____________________, 2004	Ronald Stephens, President

TABLE OF CONTENTS

Page

i

Executive Compensation	27
Director Compensation	28
Board Review of Management Compensation	28
Terms of the Stock Options for Directors and Officers	28
Principal Shareholders	29
Description of the Stock of the Bank	30
Transactions with Related Parties	30
Indemnification of Directors and Officers	30
Shares of the Stock Owned or Controlled by Management	30
Recommendation of the Bank’ Board of Directors	31
Financial Statements	31
New Bank of Wausau	31
Comparison of Bank Stock with Central Wisconsin Stock	32
Authorized Shares	32
Voting Rights	32
Dividends	33
Market for the Stock	34
Restrictions on Transfer of Central Wisconsin Stock; Additional Anti-Takeover Measures	34
More Authorized Shares of Central Wisconsin Stock Than Will Be Issued Pursuant to the Reorganization	37
Values	37
Other	38
Supervision and Regulation	38
General	38
Banking Regulation	39
Capital Requirements for Central Wisconsin, the Bank, and New Bank of Wausau	40
Federal Deposit Insurance Corporation Deposit Insurance Premiums	41
Loan Limits to Borrowers	41
Available Information	41
Legal Matters	42

Exhibit A - Agreement and Plan of Reorganization
Exhibit B - Merger Agreement
Exhibit C - Tax Opinion of Boardman, Suhr, Curry & Field LLP
Exhibit D - Sections 221.0706 through 221.0718 of Wisconsin Statutes
Exhibit E - Articles of Incorporation and Bylaws of Central Wisconsin Financial Services, Inc.

ii

Summary

       This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposed formation of the holding company for the Bank of Wausau better, and for a more complete description of the legal terms of these transactions, you should read this entire prospectus - proxy statement carefully, including the Exhibits that are attached at the end.

The Formation of a Bank Holding Company for the Bank

       The Board of Directors of the Bank of Wausau ("Bank of Wausau" or "Bank") proposes to form a bank holding company for the Bank. If the holding company is approved by the shareholders of the Bank, as part of the formation process, Central Wisconsin Financial Services, Inc., the holding company, ("Central Wisconsin" or "holding company") will trade one share of its common stock for each outstanding share of your Bank stock. As a result,

  Central Wisconsin will be owned by you, the former Bank shareholders, and

  The Bank of Wausau will become a wholly-owned subsidiary of Central Wisconsin.

       Other things you should know about the formation of the holding company:

  Currently, the Board of Directors has no specific plans to change the compensation or benefits of Bank directors or executive officers, although the Board may make changes in the compensation or benefits in the future.

  Central Wisconsin will not have to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, because of an exemption from the filing requirements provided under the securities laws for certain one-bank holding company formations. However, this may change in the future depending on the number of shareholders that Central Wisconsin has at that time. See “Available Information.”

  Central Wisconsin Financial Services, Inc. will voluntarily provide its shareholders with the same types of reports that the Bank of Wausau currently provides to Bank shareholders.
  For more information, see “Available Information.” For more information about the Reorganization, see “The Reorganization - Summary of Reorganization” and the Agreement and Plan of the Reorganization and the Merger Agreement attached as Exhibits A and B.

Reasons for the Reorganization

       In the opinion of the Board of Directors of Bank of Wausau, a bank holding company provides many advantages that a bank does not. These advantages are as follows:

  The holding company can purchase its own stock from shareholders. Therefore, it can provide a potential market for the stock of the holding company. State banks are restricted in their ability to purchase their own stock from shareholders. This is the single most important advantage to a bank holding company.

  The holding company will help enable the Bank of Wausau to continue under local ownership and control through restrictions on transfer of holding company stock and other provisions that are typically considered to be anti-takeover measures. The governing documents of the Bank do not currently contain similar provisions.

  The holding company will be able to respond efficiently to changes in the law governing banks and financial activities.
  Although the Board of Directors has no intention of acquiring other banks at this time, the holding company will be able to more easily acquire other banks and operate them as branches of Bank of Wausau or as separate banks in areas not now served by Bank of Wausau.

  The holding company will be able to meet future Bank capital needs by having the holding company take out loans or by issuing trust preferred securities, both of which are repaid by nontaxable Bank dividends.

  For the reasons listed above, creating a holding company for the Bank of Wausau will allow the Bank to compete more effectively with other banks that are held by bank holding companies.

       See "The Reorganization - Reasons for the Reorganization."

Changes in Shareholder Rights: Restrictions on Transfer of Central Wisconsin Stock; Additional Anti-takeover Measures

       Assuming the holding company formation is approved by the shareholders of the Bank, following are the primary effects of the reorganization on the rights of Bank shareholders:

  Right of First Refusal. Shares of Central Wisconsin stock will be subject to restrictions on transfer known as a "right of first refusal." Under the holding company's articles of incorporation, if a shareholder of the holding company wishes to transfer any of his or her stock to anyone other than listed family members, the holding company's articles of incorporation give the holding company the right to purchase shares of its stock at a price and on the terms and conditions offered to a shareholder by the prospective purchaser. The right of first refusal may limit a shareholder's ability to sell shares to purchasers other than the holding company. In addition, the right of first refusal may reduce the likelihood of another buyer obtaining control of the holding company through the acquisition of large blocks of holding company stock.

  Supermajority Vote for Mergers Not Approved by the Board of Directors. The holding company's articles of incorporation provide that any merger or consolidation of the holding company, any sale, exchange or other disposition of all or substantially all the assets of the holding company, and any other similar transaction requires the affirmative vote of at least 75% of the outstanding shares of voting stock of the holding company. This supermajority vote is not required if the proposed transaction has been approved by 75% of the entire holding company Board of Directors, or if the holding company owns a majority of the outstanding stock of the proposed acquiring entity. This provision may make it more difficult to effect a takeover of the holding company because an acquiring party would need either the approval of 75% of the outstanding shares of voting stock of the holding company or 75% of the Board of Directors in order to consummate the transaction.

  Staggered Board of Directors. The holding company's articles of incorporation provide that the Board of Directors will consist of three classes of directors, each serving a three-year term ending in a successive year. This provision may make it more difficult to effect a takeover of the holding company because an acquiring party would generally need two annual meetings of shareholders to elect a majority of the Board of Directors. As a result, a classified Board may discourage proxy contests for the election of directors or purchasers of a substantial block of stock by preventing such a shareholder from obtaining control of the Board in a relatively short period of time.

  Supermajority Vote to Amend Anti-takeover Provisions. The articles provide that the provisions listed above may be amended only by the affirmative vote of at least 75% of the outstanding shares of voting stock of the holding company.

       There are positive and negative consequences to the shareholders of Central Wisconsin as a result of these provisions. For discussion of these provisions and the consequences of these provisions, see "Comparison of Bank Stock With Central Wisconsin Stock."

       The primary changes in shareholder rights listed above exist by virtue of the differences between the articles of incorporation and bylaws of the Bank and Central Wisconsin. Other changes in shareholder rights exist by virtue of the differences between the laws governing banks and holding companies. For a detailed discussion of these differences, see "Comparison of Bank Stock With Central Wisconsin Stock."

       The provisions discussed above are typically considered to be anti-takeover measures. These provisions may reduce the ability of third parties to obtain control of Central Wisconsin. Central Wisconsin's right to match the price offered by a prospective buyer might make acquisitions of large blocks of Central Wisconsin stock by other buyers more difficult. Each of these provisions might also discourage mergers, tender offers, proxy contests, or other attempts to gain control of Central Wisconsin through the acquisition of voting stock, in which case Central Wisconsin shareholders may have received higher prices for their shares of Central Wisconsin stock. Shareholders who might support the takeover of Central Wisconsin in a given situation could only amend, alter or repeal the anti-takeover provisions by obtaining an affirmative vote of 75% of the issued and outstanding shares. Because of these effects, these provisions may limit shareholder participation in transactions such as tender offers.

        Whether an anti-takeover provision serves as an advantage to management or to shareholders depends on the particular circumstances. In a hostile tender offer, for example, members of management and shareholders who support the present ownership may benefit from the provision, while shareholders that want to participate in the tender offer might be disadvantaged. However, the Boards of Directors believe that giving Central Wisconsin a number of anti-takeover provisions is in the best interests of Central Wisconsin, its shareholders and the Bank. One of the purposes of forming a holding company for the Bank is to enable the Bank to continue under local control. The proposed provisions effectuate this purpose by providing a mechanism for helping to assure local control of Central Wisconsin and the Bank. These provisions may also limit Central Wisconsin's ability to sell its stock in the future.

        Central Wisconsin's articles of incorporation contain a number of provisions that are typically considered to be anti-takeover measures. The articles of incorporation and bylaws of the Bank do not currently contain similar provisions. In the opinion of the Board of Directors of the Bank, one of the purposes of forming a holding company for the Bank is to help the Bank to continue under local control. The Board believes that these provisions provide Central Wisconsin with some mechanisms for helping assure local control of the Bank.

        Although the Board of Directors recognizes that these provisions may not be customary for a bank holding company when considering all bank holding companies across the nation, the Board and its advisors believe that such provisions are common among Wisconsin bank holding companies.

Federal Income Tax Consequences

       We have structured the holding company formation to qualify as a tax-free transaction under the federal tax laws. Central Wisconsin has been advised by its counsel, Boardman, Suhr, Curry & Field LLP, Madison, Wisconsin, that as a result of the transaction contemplated by the reorganization, for federal income tax purposes:

  No gain or loss will be recognized to the Bank shareholders on the conversion of their shares of Bank stock into shares of Central Wisconsin's common stock;

  The income tax basis of the shares of Central Wisconsin's common stock in the hands of the Bank shareholders will be the same as their basis in the shares of the Bank stock; and

  The holding period of the shares of Central Wisconsin's common stock in the hands of the Bank shareholders will include the holding period of the shares of the Bank stock, provided the shares of the Bank stock constituted a capital asset as of the time of the reorganization.

       Exhibit C to this prospectus - proxy statement is a copy of Boardman's opinion that the formation of the holding company is a tax-free transaction. The opinion of an attorney is not binding on the Internal Revenue Service. See "The Reorganization - Tax Considerations."

       If you exercise your dissenter's rights and receive cash for your shares of Bank stock instead of exchanging the shares for Central Wisconsin stock, as discussed below under "Dissenters' Rights, you will be taxed on the cash over basis that you receive for your shares of Bank stock.

       You are urged to consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your own particular tax circumstances.

Structure for Tax-Free Reorganization

       The holding company and Bank have currently structured the holding company formation as a "reverse triangular merger" in order to qualify for tax-free treatment. See "The Reorganization - Structure for Tax-Free Reorganization." This means that:

  Central Wisconsin will form the new bank, a wholly-owned shell subsidiary of Central Wisconsin;

  The new bank will merge into the Bank, and

  The Bank will be the surviving entity, and will be a wholly-owned subsidiary of Central Wisconsin.

       However, in a "reverse triangular merger," if more than 20% of the shareholders of the Bank dissent from the reorganization, see "Dissenters' Rights" below, the banking and tax laws impose certain limits on the ability of the Bank and holding company to purchase the dissenters' shares. The tax laws would limit the ability of the holding company to purchase the shares, and the banking laws would limit the ability of the Bank to purchase the shares. In addition, under the Agreement and Plan of Reorganization (Exhibit A), the holding company has given itself the ability to terminate the reorganization if more than 10% of the shareholders of the Bank dissent. See "The Reorganization - Conditions Required for the Reorganization."

       As a result of these limitations, if more than 20% of the shareholders dissent and if the holding company decides to go forward with the reorganization even though more than 10% of the shareholders have dissented, it may be necessary to restructure the reorganization as a "forward triangular merger." Restructuring the reorganization as a forward triangular merger would require approval from the Board of Directors, but would not require a new shareholder vote.

       In a forward triangular merger, the Bank will merge into the new bank, and the new bank will technically be the surviving entity, although it will have the same name, articles of incorporation, bylaws, assets, liabilities, management, employees, properties, etc., as the Bank. The negative impact of structuring the reorganization as a forward triangular merger is that, because of certain accounting rules, the Bank's retained earnings as of the date of the merger will be converted to surplus, which may restrict the Bank's ability to pay dividends to the holding company in the near term. The Bank has not paid any dividends on its common stock to date. See "Comparison of Bank Stock With Central Wisconsin Stock - Dividends."

Special Meeting of Shareholders

        The special meeting of Bank of Wausau shareholders will be held ______________, 200__, at _____ p.m., at _____________________, _____________________, ____________, Wisconsin. Only Bank shareholders of record as of the close of business on _____________, 200__, will be entitled to vote at the meeting.

        At the meeting, you, the shareholders of the Bank of Wausau, will consider and vote on the formation of a bank holding company for the Bank pursuant to the Agreement and Plan of Reorganization and the Merger

Agreement that are attached as exhibits to this prospectus - proxy statement. We can only form a holding company if the holders of a majority of outstanding Bank stock, 80,598 shares, vote in favor of the transaction.

        As of the date of this prospectus - proxy statement, directors and executive officers of the Bank own or control, directly or indirectly, approximately 23.07% of the outstanding Bank stock. All of the directors and executive officers of the Bank have indicated that they intend to vote their shares of Bank stock to approve the holding company.

        For more information, see "The Reorganization - Special Meeting of Shareholders."

Recommendation of the Bank's Board of Directors

        The Board of Directors of the Bank of Wausau believes that the formation of a holding company for the Bank of Wausau is in the best interests of the Bank and its shareholders. The Board unanimously recommends that you vote your Bank shares to approve the holding company.

        For more information, see "The Reorganization - Reasons for the Reorganization" and "Bank of Wausau - Recommendation of the Bank's Board of Directors."

Dissenters' Rights

        Under certain provisions of the Wisconsin Statutes, as a holder of Bank of Wausau stock, you have the right to:

  dissent from the formation of the holding company, and
  obtain payment of the fair value of your shares in cash.

However, you may only exercise these rights if you:

  deliver to the Bank of Wausau before the vote is taken a written notice of your intent to demand payment for your shares if the proposed formation of the holding company occurs,

  refrain from voting your shares in favor of the proposed formation of the holding company,

  demand payment in writing before the date stated in the dissenters' notice which will be sent to you after the shareholder meeting, if you dissent,

  surrender your Bank stock certificates, and

  take certain other actions.

        For more information, see "The Reorganization - Rights of Dissenting Shareholders of Bank," "Central Wisconsin Financial Services, Inc." and "Bank of Wausau."

Parties

       Central Wisconsin Financial Services, Inc.

  Organized at the request of Board of Directors of the Bank of Wausau.
  Wisconsin corporation.
  Intended by Bank management to become a bank holding company for the Bank.
  Still in the organizational phase, so
  No operating history.

  For more information, see "Central Wisconsin Financial Services, Inc. - History, Business, and Properties."

               Address:
               Central Wisconsin Financial Services, Inc.
               2010 Stewart Avenue
               Wausau, Wisconsin 54401
               (715) 845-8680

       Bank of Wausau

  Chartered under the laws of Wisconsin.
  Operating as a commercial bank with its main office in Wausau, Wisconsin, since 1999.
  Offers comprehensive banking services to the residential, commercial, industrial and agricultural areas that it serves.
  Services include agricultural, commercial, real estate and personal loans; checking, savings and time deposits; investments, and individual retirement accounts.
  For more information, see "Bank of Wausau - History, Business, and Properties."

               Address:
               Bank of Wausau
               2010 Stewart Avenue
               Wausau, Wisconsin 54401
               (715) 845-8680
                www.bankofwausau.com

Summary of The Reorganization

        If the holding company formation is approved, Central Wisconsin intends to acquire all of the outstanding stock of the Bank of Wausau through a reorganization. Central Wisconsin will incorporate a new bank as a wholly-owned subsidiary of Central Wisconsin. The new bank will be merged into the Bank, and the stock of the Bank now held by the shareholders will be converted into Central Wisconsin stock. However, if more than 20% of Bank shareholders dissent from the reorganization, it may be necessary to have the Bank merge into the new bank. See "The Reorganization - Structure for Tax-Free Reorganization."

        As a result of the reorganization, the Bank shareholders will become shareholders of Central Wisconsin, and the Bank will become a wholly-owned subsidiary of Central Wisconsin. See "The Reorganization - Structure for Tax-Free Reorganization."

Effect on Bank Management

        Central Wisconsin's right of first refusal, the supermajority vote required to approve mergers not approved by Central Wisconsin's Board of Directors, and the staggered Board of Directors may reduce the ability of third parties to obtain control of Central Wisconsin, and therefore of the Bank, even if this change is desired by a majority of shareholders. See "Comparison of Bank Stock With Central Wisconsin Stock" and "Central Wisconsin Financial Services, Inc. - Management."

Regulatory Approvals and Other Conditions for the Holding Company Formation

        We cannot form a holding company for the Bank of Wausau unless a majority of the outstanding shares of Bank stock approve the transaction, and unless we have received the following regulatory approvals:

  The application by Central Wisconsin to be a registered Bank holding company under the Bank Holding Company Act of 1956, as amended, must have been approved by the Federal Reserve

Board. The Board of Directors intends to file this application with the Federal Reserve on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

  The Wisconsin Department of Financial Institutions Division of Banking ("DFI") must have granted all required approvals for consummation of the reorganization. As of the date of this prospectus - proxy statement, the application to DFI has been prepared. The Board of Directors intends to file this application with DFI on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

  The Federal Deposit Insurance Corporation ("FDIC") must have granted all required approvals for consummation of the reorganization. As of the date of this prospectus - proxy statement, the application to FDIC has been prepared. The Board of Directors intends to file this application with FDIC on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

        In addition, other terms and conditions must also be satisfied. See "The Reorganization - Conditions Required for the Reorganization." Central Wisconsin and the Bank may change or waive certain conditions if, in the opinion of their Boards of Directors, the action would not significantly diminish the benefits intended for holders of Central Wisconsin stock.

Date of the Holding Company Formation

        If the holding company formation is approved by the shareholders of the Bank, we will form the holding company for the Bank of Wausau as soon as practicable after we receive all necessary approvals from governmental agencies and authorities, and after certain other terms and conditions are satisfied. The Bank will close its transfer records twenty (20) days prior to the closing date, which, as we mentioned above, is an appropriate date that the directors of Central Wisconsin will choose to "close" the holding company formation process. Until the Bank's transfer records are closed, you may sell or otherwise transfer your Bank stock. The holding company formation process will close no later than June 30, 2004, unless the parties agree to another date in writing. See "The Reorganization - Closing Date."

More Authorized Shares of Central Wisconsin Stock Than Will Be Issued Pursuant to the Reorganization

        The Bank is authorized to issue 310,000 shares of common stock, of which 161,159 shares are currently issued and outstanding. Central Wisconsin is authorized to issue 310,000 shares of common stock, of which no shares have been issued as of the date of this prospectus - proxy statement. If the holding company formation is approved by the shareholders of the Bank, Central Wisconsin will issue a maximum of 161,195 pursuant to the reorganization. This means that 138,805 shares of Central Wisconsin stock will remain as authorized but unissued shares.

        By reserving a certain amount of shares as authorized but unissued, Central Wisconsin has an opportunity to issue these additional shares to expand the shareholder base in the local community, to raise additional capital, to acquire subsidiary organizations, or to investors to protect Central Wisconsin from a takeover bid by issuing additional shares for fair consideration, as required under Wisconsin law and the holding company's bylaws, to shareholders that wish to block the takeover bid. All of these would have the result of diluting the proportional ownership of current shareholders, but not the value of the current stock as long as additional shares are issued for fair market value.

Recently Terminated Memorandum of Understanding With Banking Regulators

        The Bank is extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of stockholders or security holders. State and federal laws and regulations limit the activities in which the Bank may engage, and subject the Bank to substantial limitations with respect to loans, purchase of security, payment of dividends and many other aspects of its banking business. In addition, the Bank is required to maintain certain minimum levels of capital. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits and make loans.

       Federal and state banking regulators possess broad powers to take supervisory action as they deem appropriate with respect to the Bank. Supervisory actions (such as the memorandum of understanding described in the next paragraph) can result in higher capital requirements, higher insurance premiums and limitations on the activities of the Bank which could have a material adverse effect on the Bank's business and profitability.

       The Federal Deposit Insurance Corporation ("FDIC") and the Wisconsin Department of Financial Institutions ("DFI") conducted an examination of the Bank in 2001, in which they concluded that the Bank was in a troubled condition. In March, 2002, the regulators provided the Bank with a memorandum of understanding under which the Bank and its Board of Directors were required to take steps to correct the deficiencies noted by the regulators in their November 5, 2001 Report of Examination and to return the Bank to an acceptable condition. The Bank's Board of Directors, along with DFI and the FDIC, signed the memorandum, agreeing to be bound by its provisions. The Bank adopted various strategies to comply with the memorandum of understanding. The Bank believes that it substantially complied with each item raised by regulators in the memorandum.

        The regulators conducted an exam of the Bank on October 27, 2003, and based on the result of the examination the Bank requested that the regulators lift the memorandum. In December, 2003, the FDIC terminated the memorandum, and in January, 2004, DFI terminated the memorandum as well.

Proxy Statement
and
Prospectus

Introduction

       Central Wisconsin Financial Services, Inc. is a business corporation organized at the request of the Board of Directors of Bank of Wausau for the purpose of the reorganization. See "Central Wisconsin Financial Services, Inc." The Bank of Wausau is a state-chartered bank that has been operating as a commercial bank with its main office in Wausau, Wisconsin, since 1999. See "Bank of Wausau."

        The reorganization is being conducted for the purpose of forming a holding company for the Bank, according to a plan of reorganization approved by the Board of Directors of Central Wisconsin and by the Board of Directors of the Bank. See "The Reorganization - Summary of the Reorganization." The Board of Directors of the Bank believes that the formation of a bank holding company will benefit the Bank and its shareholders. See "The Reorganization - Reasons for the Reorganization" and "Bank of Wausau - Recommendation of the Bank's Board of Directors."

       This prospectus - proxy statement contains information intended to help each Bank shareholder decide whether to vote to approve the formation of a bank holding company. See, for example, "Comparison of Bank Stock With Central Wisconsin Stock." The Boards of Directors of Central Wisconsin and the Bank urge each Bank shareholder to carefully read the entire prospectus - proxy statement.

Forward-Looking Statements

        When used in this prospectus-proxy statement, in the Bank's or Central Wisconsin's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "are expected to," "estimate," "is anticipated," "project," "will continue," "will likely result," or similar expressions are intended to identify "forward-looking statements." Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Bank's market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the Bank's market area, and competition, that could cause actual results to differ materially from what the Bank or Central Wisconsin have presently anticipated or projected. The Bank and Central Wisconsin wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Bank and Central Wisconsin wish to advise readers that factors addressed within the prospectus-proxy statement could affect the Bank's financial performance and could cause the Bank's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

        Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Bank and Central Wisconsin caution that, while they believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, the Bank, Central Wisconsin, or their directors or officers, express an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished.

The Reorganization

General

       The reorganization is designed to offer shareholders of the Bank of Wausau the opportunity to form a bank holding company for the Bank. Pursuant to the reorganization, the following steps have already occurred:

  Central Wisconsin Financial Services, Inc., a Wisconsin business corporation, has been incorporated for the purpose of participating in the reorganization and becoming a bank holding company; and

  The Board of Directors of the Bank and the Board of Directors of Central Wisconsin have adopted and approved an Agreement and Plan of Reorganization.

        The following steps, among others, remain to be completed pursuant to the reorganization (see "The Reorganization - Conditions Required for the Reorganization"):

  The shareholders of the Bank of Wausau must approve the reorganization by the affirmative vote of a majority of the outstanding Bank stock.

  The application by Central Wisconsin to be a registered Bank holding company under the Bank Holding Company Act of 1956, as amended, must have been approved by the Federal Reserve Board. As of the date of this prospectus - proxy statement, the application to the Federal Reserve Board has been filed with the Federal Reserve. The Federal Reserve has not yet acted upon this application.

  The Wisconsin Department of Financial Institutions Division of Banking ("DFI") must have granted all required approvals for consummation of the reorganization. As of the date of this prospectus - proxy statement, the application to DFI has been prepared. The Board of Directors intends to file this application with DFI on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

  The Federal Deposit Insurance Corporation ("FDIC") must have granted all required approvals for consummation of the reorganization. As of the date of this prospectus - proxy statement, the application to FDIC has been prepared. The Board of Directors intends to file this application with FDIC on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

Reasons for the Reorganization

        The Board of Directors of the Bank of Wausau recommends the reorganization because it believes that a bank holding company will provide benefits to the shareholders and to its community. In addition, the Board believes that the formation of a holding company will offer opportunities to the Bank to compete more effectively and to expand its services in type, in number, and in geographical scope.

       Market for the Stock. Under Wisconsin law, a state-chartered bank is prohibited from holding or purchasing more than 10% of its own stock, except in certain limited circumstances. Federal law imposes additional restrictions. Therefore, any Bank shareholder who desires to sell his or her Bank stock must generally locate a person willing to purchase the stock.

       Flexibility. The proposed reorganization will, in the opinion of the Board, better prepare the Bank for responding flexibly and efficiently to future changes in the laws and regulations governing banks and bank-related activities. Opportunities may arise for bank holding companies that are not available to banks. The bank holding company corporate structure may prove valuable in taking advantage of any new opportunities in banking and bank-related fields that are made available by deregulation or otherwise.

        Central Wisconsin will not be prohibited by law from purchasing its own stock, unless such a purchase would make Central Wisconsin insolvent. Central Wisconsin may therefore become a potential buyer of that stock. Selling shareholders are required to offer their shares first to Central Wisconsin under its right of first refusal. Central Wisconsin will not be required to purchase stock, however, but may do so in the discretion of its Board of Directors. In certain circumstances, approval by the Federal Reserve Board may be required for the purchase of Central Wisconsin stock. For more information about Central Wisconsin's ability to purchase stock, see "Comparison of Bank Stock With Central Wisconsin Stock - Market for the Stock."

       Expansion. The principal means for a bank to seek continued growth, apart from utilizing more fully the business potential within its present market area, is by use of the holding company structure to reach into other geographic markets. After the reorganization, Central Wisconsin will be able to, and may, subject to approval of regulatory authorities, create new banks or acquire existing banks anywhere in Wisconsin and neighboring states. Central Wisconsin has no present plans to acquire any such banks.

       Diversification as a Bank Holding Company. The proposed bank holding company offers the ability to diversify the business of the Bank by creating or acquiring corporations engaged in bank-related activities. Diversification into bank-related activities is governed by the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve Board promulgated pursuant to that Act. However, the timing and extent of those operations by Central Wisconsin will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of Central Wisconsin and the Bank.

       Diversification as a Financial Holding Company. Under the Gramm-Leach-Bliley Act of 1999, holding companies that qualify may elect to become "financial holding companies." As a result, such holding companies may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Such "financial holding companies" are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve Board determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a "financial holding company," a holding company's subsidiary banks must be well-managed, well-capitalized, and have received at least a "satisfactory" Community Reinvestment Act ("CRA") rating at the most recent CRA examination.

        Central Wisconsin may in the future elect to become a "financial holding company" and to engage in one or more activities that are "financial in nature" or incidental to such financial activities. However, the timing and extent of those operations by Central Wisconsin will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of Central Wisconsin and the Bank.

       Capital Requirements. The proposed reorganization will also provide, in the opinion of the Board, greater flexibility in meeting the financing needs of the Bank or other banks or corporations acquired by Central Wisconsin. Currently, there is no need for the Bank to obtain additional capital. If the need for additional capital should arise, however, those capital requirements of the Bank could be obtained in the following manner:

  Central Wisconsin would borrow the capital or would issue trust preferred securities.

  Central Wisconsin would pay the capital to the Bank as a capital contribution or as a purchase of additional Bank stock.

  The loan to Central Wisconsin or the distributions owed on trust preferred securities, as applicable, would be paid with dividends received from the Bank, which would not be taxable to Central Wisconsin if it holds at least 80% of the Bank stock.

  The interest expense incurred by Central Wisconsin on the loan or securities could be used to offset Bank earnings on a consolidated federal income tax return.

       General. The Board believes that greater overall strength will result to the Bank of Wausau through the formation of the holding company. The formation of the holding company is not part of a plan or effort to adversely affect any shareholder, or to unduly benefit any shareholder, director, or officer. Except for those shareholders who exercise dissenters' rights, the proportionate interests of the Bank shareholders in Central Wisconsin stock will be identical to their current proportionate interests in the Bank stock.

Summary of the Reorganization

        If the holding company formation is approved by the Bank's shareholders, the holding company, Central Wisconsin Financial Services, Inc., intends to acquire all of the outstanding stock of the Bank of Wausau through a reorganization. To perform the reorganization:

  Central Wisconsin will incorporate a new bank, called New Bank of Wausau, as a wholly-owned subsidiary of Central Wisconsin;

  The new bank will not conduct any banking business or any other business. It will have no employees, no liabilities, no operations, and except for a nominal capital contribution required by law no assets. It will be a "shell" corporation, and will be incorporated for the sole purpose of assisting in the reorganization.

  The new bank will be merged into the Bank. However, if more than 20% of Bank shareholders dissent from the reorganization, it may be necessary to have the Bank merge into the new bank. See "Structure for Tax-Free Reorganization."

  The stock of the Bank now held by the shareholders will be converted into Central Wisconsin stock at the rate of one share of Central Wisconsin stock for each one share of Bank stock that they currently own.

        As a result of the reorganization, the Bank shareholders will become shareholders of Central Wisconsin. In addition, by virtue of the merger of the new bank and the Bank, the Bank will become a wholly-owned subsidiary of Central Wisconsin.

        Currently, the Bank shareholders own all 161,195 shares outstanding of the Bank's stock. After the reorganization, Central Wisconsin will own the Bank, and the former Bank shareholders will own Central Wisconsin.

Current	After Reorganization
------------------------------------------------	------------------------------------------------
Shareholders	Shareholders
------------------------------------------------	------------------------------------------------
161,195 (100%) of issued and outstanding shares of Bank stock	161,195 (100%) of issued and outstanding shares of Central Wisconsin stock
------------------------------------------------
Central Wisconsin
------------------------------------------------	------------------------------------------------
Bank	161,195 (100%) of issued and outstanding shares of Bank stock
------------------------------------------------	------------------------------------------------
Bank
------------------------------------------------

Changes in Shareholder Rights

       Assuming the holding company formation is approved by the shareholders of the Bank, following are the primary effects of the reorganization on the rights of Bank shareholders:

  Right of First Refusal. Shares of Central Wisconsin stock will be subject to restrictions on transfer known as a "right of first refusal." Under the holding company's articles of incorporation, if a shareholder of the holding company wishes to transfer any of his or her stock to anyone other than listed family members, the holding company's articles of incorporation give the holding company the right to purchase shares of its stock at a price and on the terms and conditions offered to a shareholder by the prospective purchaser. The right of first refusal may limit a shareholder's ability to sell shares to purchasers other than the holding company. In addition, the right of first refusal may reduce the likelihood of another buyer obtaining control of the holding company through the acquisition of large blocks of holding company stock.

  Supermajority Vote for Mergers Not Approved by the Board of Directors. The holding company's articles of incorporation provide that any merger or consolidation of the holding company, any sale, exchange or other disposition of all or substantially all the assets of the holding company, and any other similar transaction requires the affirmative vote of at least 75% of the outstanding shares of voting stock of the holding company. This supermajority vote is not required if the proposed transaction has been approved by 75% of the entire holding company Board of Directors, or if the holding company owns a majority of the outstanding stock of the proposed acquiring entity. This provision may make it more difficult to effect a takeover of the holding company because an acquiring party would need either the approval of 75% of the outstanding shares of voting stock of the holding company or 75% of the Board of Directors in order to consummate the transaction.

  Staggered Board of Directors. The holding company's articles of incorporation provide that the Board of Directors will consist of three classes of directors, each serving a three-year term ending in a successive year. This provision may make it more difficult to effect a takeover of the holding company because an acquiring party would generally need two annual meetings of shareholders to elect a majority of the Board of Directors. As a result, a classified Board may discourage proxy contests for the election of directors or purchasers of a substantial block of stock by preventing such a shareholder from obtaining control of the Board in a relatively short period of time.

  Supermajority Vote to Amend Anti-takeover Provisions. The articles provide that the provisions listed above may be amended only by the affirmative vote of at least 75% of the outstanding shares of voting stock of the holding company.

        There are positive and negative consequences to the shareholders of Central Wisconsin as a result of these provisions. For discussion of these provisions and the consequences of these provisions, see "Comparison of Bank Stock With Central Wisconsin Stock." The changes in shareholder rights listed above exist by virtue of the differences between the articles of incorporation and bylaws of the Bank and Central Wisconsin. Other changes in shareholder rights exist by virtue of the differences between the laws governing banks and holding companies. For a detailed discussion of these differences, see "Comparison of Bank Stock With Central Wisconsin Stock."

Special Meeting of Shareholders

       Required Vote. Section 221.0702 of the Wisconsin Statutes requires that at least a majority of the outstanding stock of a state-chartered bank approve a merger of that bank. Because the reorganization will be conducted as a merger of the new bank and the Bank, that requirement must be fulfilled.

        A vote on the proposed holding company will be taken at the special meeting of shareholders of the Bank, to be held on______________, 2004, at _____ p.m., at _____________________, _____________________, ____________, Wisconsin. The close of business on _____________, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date there were outstanding and entitled to vote 161,195 shares of Bank stock.

        Each outstanding share of Bank stock entitles the record holder to one vote on all matters to be acted upon at the meeting. The presence at the meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of Bank stock entitled to vote will constitute a quorum for the transaction of business. The affirmative vote of 80,598 of the issued and outstanding shares of Bank stock is required to approve the holding company. For purposes of counting votes at this special meeting of shareholders, abstentions (that is, proxies on which the box labeled "Abstain" has been checked), are treated as "no" votes. Also for purposes of counting votes at the special meeting of shareholders, broker non-votes are treated as abstentions and therefore as "no" votes. Abstentions are not treated as "no" votes for purposes of dissenters' rights.

       Recommendation of Board. The Board of Directors of the Bank of Wausau unanimously recommends that holders of Bank stock vote "for" the transaction. See "Bank of Wausau - Recommendations of the Bank's Board of Directors." As of the date of this prospectus - proxy statement, the directors and executive officers of the Bank owned or controlled, directly or indirectly, approximately 23.07%, of the Bank stock outstanding. See "Bank of Wausau - Management." The directors and officers of the Bank have indicated that they will vote to approve the transaction, and are soliciting proxies from Bank shareholders.

       Use of Proxies. A shareholder may vote his or her shares in person or by proxy. Each shareholder is encouraged to return the enclosed proxy, on blue paper, even if he or she intends to attend the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions on the proxy. Proxies containing no instructions will be voted "FOR" approval of the holding company. On any other matters properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

       Revocability of Proxies. A proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary of the Bank or with the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy will not of itself be a revocation. Failure to submit a proxy or to vote at the meeting has the same effect as a negative vote for purposes of approving or disapproving the reorganization.

       Dissenters' Rights. Wisconsin law provides appraisal rights to holders of Bank stock who dissent from the merger, if statutory procedures are followed. See "The Reorganization - Rights of Dissenting Shareholders of Bank."

Operation of the Bank Following the Reorganization

       Central Wisconsin anticipates that, following the reorganization, the business of the Bank of Wausau will be conducted substantially unchanged from the manner in which it is now being conducted.

  The Bank's name will not be changed.

  Central Wisconsin anticipates that the Bank will be operated under the same management, and no changes in personnel are anticipated as a result of the reorganization.

  After the reorganization, the Bank will continue to be subject to regulation and supervision by regulatory authorities, to the same extent as currently applicable. See “Supervision and Regulation.”

  The Bank will continue to prepare an annual report in the same format as in prior years, and Central Wisconsin will send to all of its shareholders a consolidated annual report, in a similar format as that used in the Bank’s report.
  Central Wisconsin will convene an annual meeting of its shareholders, at a similar time and for similar purposes as the Bank’s annual meeting.

Conditions Required for the Reorganization

        The Agreement and Plan of Reorganization (Exhibit A) provides that the consummation of the reorganization is subject to certain conditions that have not yet been met, including, but not limited to, all of the following:

  No investigation, action, suit or proceeding before any court or any governmental or regulatory authority will have been commenced or threatened seeking to restrain, prevent or change the reorganization or otherwise arising out of or concerning the reorganization.

  The application by Central Wisconsin to be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, must have been approved by the Federal Reserve Board. As of the date of this prospectus - proxy statement, the application to the Federal Reserve Board has not been filed with the Federal Reserve.

  The Wisconsin Department of Financial Institutions Division of Banking ("DFI") must have granted all required approvals for consummation of the reorganization. The Board of Directors intends to file this application to DFI on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

  The Federal Deposit Insurance Corporation ("FDIC") must have granted all required approvals for consummation of the reorganization. The Board of Directors intends to file this application to FDIC on approximately the same date as this prospectus - proxy statement is sent to the Bank's shareholders.

  The reorganization must have been approved by the holders of a majority of shares of the outstanding Bank stock.

  Central Wisconsin and the Bank must have received an opinion from counsel for Central Wisconsin and the Bank attached to this prospectus - proxy statement as Exhibit C to the effect that the transaction will be a tax-free reorganization for the organizations and participating Bank shareholders.

  No change will have occurred or be threatened in the business, financial condition or operations of the Bank that, in the judgment of Central Wisconsin, is materially adverse.

  No more than ten percent (10%) (16,120 shares or fewer) of the Bank stock will be "dissenting shares" pursuant to the exercise of dissenters' rights.

  The reorganization must be completed by June 30, 2004, unless extended by both the Bank and Central Wisconsin.

        These conditions are for the sole benefit of Central Wisconsin and the Bank, and may be asserted by them or may be waived or extended by them, in whole or in part, at any time or from time to time. Any determination by Central Wisconsin and the Bank concerning the events described above will be final and binding.

        It is anticipated that these conditions will be met. Any waiver or extension of conditions not met will be approved only if, in the opinion of the Boards of Directors of Central Wisconsin and the Bank, the action would not have a material adverse effect on the benefits intended for holders of Central Wisconsin stock under the reorganization. The reorganization may be terminated and abandoned by the mutual consent of the Board of Directors of Central Wisconsin and the Board of Directors of the Bank at any time prior to the closing date.

Closing Date

        The closing of the reorganization will take place on a date, the closing date, to be selected by Central Wisconsin, at the offices of the Bank, 2010 Stewart Avenue, Wausau, Wisconsin 54401; provided, however, that the closing date will be a date no later than thirty (30) days after all conditions have been met and all approvals, consents and authorizations for the valid and lawful consummation of the reorganization have been obtained. The Bank will close its transfer records twenty (20) days prior to the closing date for a period through and including the closing date. Until the Bank's transfer records are closed, Bank shareholders may sell or otherwise transfer their Bank stock.

        On the closing date, all of the Bank shareholders' right, title and interest in and to the shares of the Bank stock, without any action on the part of the shareholders, will automatically become and be converted into a right only to receive Central Wisconsin stock. Commencing on the closing date, Central Wisconsin will issue and deliver Central Wisconsin stock to the shareholders as provided in the Agreement and Plan of Reorganization (Exhibit A), which is described in this prospectus - proxy statement.

        The closing date will be no later than June 30, 2004, unless that date is extended by mutual written agreement of the parties.

Resales of Central Wisconsin Stock

       The Central Wisconsin stock issued in the reorganization has been registered under the Securities Act of 1933, as amended, and may be traded by a shareholder subject to Central Wisconsin's right of first refusal and consent. See "Comparison of Bank Stock with Central Wisconsin Stock - Market for the Stock."

        Under the federal securities laws there are certain restrictions on resales of Central Wisconsin stock received in the reorganization by persons who are deemed to be an "affiliate" of the Bank of Wausau. In general, an affiliate for these purposes would include directors and executive officers and any person whom, individually or through a group, is deemed to control the Bank. Members of a family may be regarded as members of a group if, by acting in concert, they would have the power to control the Bank. "Control" may be evidenced by ownership of 10% or more of the voting securities of the Bank.

        Certificates for shares of Central Wisconsin stock received by an affiliate in the reorganization will carry a legend referring to the resale restrictions. Specifically, that legend will state:

The securities evidenced by this certificate may be offered and sold only if registered pursuant to the provisions of the securities act of 1933, as amended, or if an exemption from registration is available.

        Central Wisconsin will issue stop-transfer instructions to its transfer agent with respect to such certificates. Neither the Bank nor Central Wisconsin will register the shares of Central Wisconsin stock for resale, and any such registration will be at the expense and instance of any shareholder desiring such registration.

        This prospectus-proxy statement may not be used by an affiliate of the Bank or Central Wisconsin for the resale of Central Wisconsin stock received pursuant to the reorganization.

Tax Considerations

       Corporate Income Tax. After the reorganization, Central Wisconsin will own 100% of the outstanding stock of the Bank. As long as Central Wisconsin owns at least 80% of the outstanding stock of the Bank. Central Wisconsin is permitted to file a consolidated federal income tax return with the Bank, with the following results:

  Any interest expense incurred by Central Wisconsin may be deducted against the income of the Bank.

  Any dividend paid to Central Wisconsin by the Bank on the shares of the Bank's capital stock held by Central Wisconsin would not be taxable as income to Central Wisconsin.

  The ability to file a consolidated federal income tax return may increase the cash flow available to Central Wisconsin to meet its obligations.

The State of Wisconsin does not permit consolidated income tax returns.

        The creation of the holding company creates a separate taxpayer under the Internal Revenue Code. Central Wisconsin, through its consolidated tax return with the Bank and any other subsidiaries that may be formed or acquired in the future, will be required to pay federal and state income taxes on its net income.

        Immediately after the formation of the holding company, the principal income to Central Wisconsin will be dividends from the Bank. Those dividends will not be taxable income to Central Wisconsin as long as Central Wisconsin holds at least 80% of the outstanding Bank stock. Therefore, until such time as Central Wisconsin generates substantial income from sources other than Bank dividends, it is not anticipated that it will incur any significant tax liability.

        As a separate taxpayer, Central Wisconsin may incur a separate tax on any liquidation of Central Wisconsin or on an acquisition of Central Wisconsin's assets by a third party. Therefore, a liquidation of Central Wisconsin or a sale of Bank stock by Central Wisconsin could generate a double-level tax, a tax on Central Wisconsin and a tax on Central Wisconsin shareholders. A double-level tax can be avoided, however, if the third party acquires Central Wisconsin stock for cash or acquires Central Wisconsin stock or Bank stock in a tax-free reorganization.

       Individual Income Tax. Central Wisconsin has been advised by its counsel, Boardman, Suhr, Curry & Field LLP, Madison, Wisconsin, that as a result of the transaction contemplated by the reorganization, for federal income tax purposes:

  No gain or loss will be recognized to the Bank shareholders on the conversion of their shares of Bank stock into shares of Central Wisconsin's common stock;

  The income tax basis of the shares of Central Wisconsin's common stock in the hands of the Bank shareholders will be the same as their basis in the shares of the Bank stock; and

  The holding period of the shares of Central Wisconsin's common stock in the hands of the Bank shareholders will include the holding period of the shares of the Bank stock, provided the shares of the Bank stock constituted a capital asset as of the time of the reorganization.

        A copy of that opinion is attached to this prospectus as Exhibit C, which opinion also includes matters pertaining to corporate tax consequences of the reorganization. Counsel is also of the opinion that the same treatment will apply for Wisconsin income tax purposes.

       No tax rulings from the Internal Revenue Service have been obtained, and the opinion of counsel will not be binding on the Internal Revenue Service. Therefore, shareholders may find it advisable to consult their own counsel as to the specific tax consequences to them under the federal tax laws, as well as any consequences under applicable state or local tax laws, given each shareholder's own particular tax circumstances.

        Shareholders who exercise dissenters' rights and receive cash for their Bank stock should be aware that the transaction will be a taxable transaction for federal and state income tax purposes, and those shareholders are urged to consult their tax advisors to determine the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws. The opinion of counsel attached as Exhibit C does not pertain to cash payments received pursuant to the reorganization.

Structure for Tax-Free Reorganization

        The holding company and Bank have currently structured the holding company formation as a "reverse triangular merger" in order to qualify for tax-free treatment. See "Tax Considerations," above. This means that (i) Central Wisconsin will form the new bank, a wholly-owned shell subsidiary of Central Wisconsin, (ii) the new bank will merge into the Bank, and (iii) the Bank will be the surviving entity, and will be a wholly-owned subsidiary of Central Wisconsin. However, in a "reverse triangular merger," if more than 20% of the shareholders of the Bank dissent from the reorganization, see "Dissenters' Rights," the banking and tax laws impose certain limits on the ability of the Bank and holding company to purchase the dissenters' shares. The tax laws would limit the ability of the holding company to purchase the shares, and the banking laws would limit the ability of the Bank to purchase the shares.

        As a result of these limitations, if more than 20% of the shareholders dissent, and if the holding company and Bank decide to go forward with the reorganization even though more than 10% of the shareholders have dissented, see "The Reorganization - Conditions Required for the Reorganization," it may be necessary to restructure the reorganization as a "forward triangular merger." In a forward triangular merger, the Bank will merge into the new bank, and the new bank will technically be the surviving entity, although it will have the same name, articles of incorporation, bylaws, assets, liabilities, management, employees, properties, etc., as the Bank. The negative impact of structuring the reorganization as a forward triangular merger is that, because of certain accounting rules, the Bank's retained earnings as of the date of the merger will be converted to surplus, which may restrict the Bank's ability to pay dividends to the holding company in the near term. The Bank has not paid any dividends on its common stock to date. See "Comparison of Bank Stock With Central Wisconsin Stock - Dividends."

Securities Regulation

        The offer to enter into this reorganization is not being made to nor can it be accepted from or on behalf of holders of Bank stock in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction. Central Wisconsin is not, and will not be, obligated to acquire any shares of Bank stock, or issue or deliver any shares of its common stock, in any jurisdiction in which the agreement to do so would not be in compliance with the securities laws of such jurisdiction. However, Central Wisconsin, at its discretion, may take such action as it may deem necessary or desirable to comply with the securities laws of any such jurisdiction.

        This transaction may be registered in certain states, according to the laws of those states. No securities commissioner, securities department, or similar office of any state has approved or disapproved the Central Wisconsin stock to be issued in the reorganization or has passed upon the accuracy or adequacy of this prospectus - proxy statement. Any representation to the contrary may be a criminal offense.

Expenses of Reorganization

        If the reorganization is consummated, Central Wisconsin and the Bank will assume and pay their respective costs and expenses, if any, incurred in connection with the reorganization. If the reorganization is not consummated, all costs and expenses will be paid by the Bank. It is estimated that those costs and expenses will be approximately $35,000, whether or not the reorganization is consummated.

Accounting Treatment of the Transaction

       If the reorganization is consummated, it will be accounted for as a purchase under FAS 141, "Business Combinations."

Rights of Dissenting Shareholders of Bank

       Sections 221.0706 through 221.0718 of the Wisconsin Statutes, the full text of which is attached to this prospectus - proxy statement as Exhibit D, describe the procedure to be followed by any shareholder of the Bank of

Wausau who wishes to dissent from the reorganization and obtain the value of his or her shares of Bank stock in cash instead of Central Wisconsin stock pursuant to the reorganization.

        In order to exercise such dissenters' rights, a Bank shareholder must do all of the following:

  Deliver to the Bank before the vote is taken written notice of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed reorganization is effectuated, and refrain from voting his or her shares in favor of the proposed reorganization. Once a shareholder has delivered the required written notice to the Bank, he or she is not required to vote his or her shares against the proposed reorganization, but must simply refrain from voting his or her shares in favor of the proposed reorganization. Explicitly abstaining from the vote or not voting at all would be sufficient to preserve the shareholder’s dissenter’s rights.

  Demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice.

        In order to exercise his or her dissenters' rights, a shareholder must follow all of the steps as outlined in this prospectus - proxy statement and in the sections of the Wisconsin Statutes attached as Exhibit D. A vote against the proposed reorganization will not, by itself, satisfy the notice requirements with respect to a dissenter's rights.

        The written demand must be received by the date stated in the dissenters' notice, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered. That demand must be accompanied by the surrender of the dissenting shareholder's Bank stock certificates, and should be addressed to: Ronald Stephens, President, Bank of Wausau, 2010 Stewart Avenue, Wausau, Wisconsin 54401.

        The law does not provide for a dissent with respect to less than all of the shares beneficially owned by a shareholder.

        As soon as the reorganization takes place or upon receipt of a payment demand, whichever is later, the Bank will pay each shareholder or beneficial shareholder who has complied with the demand requirements the amount that the Bank estimates to be the fair value of the dissenter's shares, plus accrued interest. The payment will be accompanied by, among other things, the Bank's latest available financial statements, a statement of the Bank's estimate of the fair value of the shares, and an explanation of how the interest was calculated.

        If the dissenter believes that the amount so paid is less than the fair value of his or her shares or that the interest due is incorrectly calculated, the dissenter may notify the Bank of the dissenter's estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received. A dissenter waives his or her right to demand payment unless the dissenter notifies the Bank of his or her demand in writing within 30 days after the Bank makes or offers payment for the dissenter's shares.

        If a demand for payment remains unsettled, the Bank will bring a special proceeding within 60 days after receiving the dissenter's payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Bank does not bring the special proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded. Fees and costs of the court proceeding will be allocated by the court pursuant to statutory guidelines.

Central Wisconsin Financial Services, Inc.

History, Business, and Properties

       Central Wisconsin Financial Services, Inc., the holding company, was incorporated as a Wisconsin business corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes in September, 2003 at the direction of the Board of Directors of the Bank of Wausau. Central Wisconsin was formed to acquire the Bank stock and to engage in business as a bank holding company under the Bank Holding Company Act of 1956, as amended. A copy of the articles of incorporation and the bylaws of Central Wisconsin is attached to this prospectus - proxy statement as Exhibit E.

       Central Wisconsin is in the organizational and developmental stage, and has no earnings or history of operation. Central Wisconsin has no employees, no current business, and owns no property, except that Central Wisconsin will own all of the stock of the new bank immediately prior to the reorganization. It has not issued any stock. It is not a party to any legal proceedings.

       Central Wisconsin has no present plans to engage in any activities other than as a holding company for the capital stock of the Bank. Central Wisconsin's management, however, believes that the opportunities available to a bank holding company for diversification of its business and raising of capital cause the bank holding company to be a more advantageous form of operation than a bank. Central Wisconsin may examine and may pursue opportunities from time to time that arise for expansion of its operations and activities. See "The Reorganization - Reasons for the Reorganization."

Management

       The name, age and position of each of the directors and executive officers of Central Wisconsin are as follows:

Name	Age	Position
Ronald D. Stephens	60	President/Director
Francis M. Plaza	55	Vice President/Secretary/Treasurer/Director
Richard J. Pamperin	62	Director
Michael J. Rivers	57	Director
Nancy A. Quinlisk	56	Director
Alan L. Towle	52	Director
Christian Winterhoff	38	Director

       A description of the business background of each of the directors and named executive officers is provided on pages 26 and 27. Each of the directors and executive officers named has served in the capacity listed above since the incorporation of Central Wisconsin in September, 2003. There are three classes of directors, and the classes serve staggered three-year terms. The term of office for each of the executive officers named above is one year.

       There are no family relationships among any of Central Wisconsin's directors or executive officers.

Principal Shareholders

        After the reorganization, the persons beneficially owning 5% or more of Central Wisconsin common stock will be the same persons who currently own 5% or more of the Bank stock. See "Bank of Wausau - Principal Shareholders."

Description of Central Wisconsin's Common Stock

       Central Wisconsin's authorized capital stock consists of 310,000 shares, all of one class, designated as common stock, none of which shares, as of the date hereof, is issued or outstanding. The maximum number of shares of Central Wisconsin common stock which will be issued to the holders of Bank stock, upon the terms and subject to the conditions of the reorganization, is 161,195 shares.,

       This means that 138,805 shares of Central Wisconsin stock will remain as authorized but unissued shares after the reorganization is completed. By reserving a certain amount of shares as authorized but unissued stock, Central Wisconsin has an opportunity to issue these additional shares to expand the shareholder base in the local community, to raise additional capital, to acquire subsidiary organizations, or to investors to protect Central Wisconsin from a takeover bid. All of these would have the result of diluting the proportional ownership of current shareholders, but not the value of the current stock as long as additional shares are issued for fair market value.

        There will be no established public trading market for Central Wisconsin stock.

       For more information about Central Wisconsin's common stock, see "Comparison of Bank Stock With Central Wisconsin Stock."

Executive Compensation

       Since its incorporation, Central Wisconsin has not paid any remuneration to any of its directors or executive officers. No changes in remuneration to any of its directors or officers are planned. To date Central Wisconsin has not established standards or other arrangements by which its directors are compensated for services as directors, including any additional amounts payable for committee participation or special assignments, and no such arrangements are currently contemplated. No profit-sharing plan or any other benefit plan exists or is contemplated for Central Wisconsin.

Transactions with Related Parties

       Central Wisconsin has not engaged in any transactions or entered into any contracts with any of its directors or executive officers. No such transactions or contracts are anticipated at this time by Central Wisconsin.

Anti-Takeover Mechanisms

       Central Wisconsin's articles of incorporation contain a number of provisions that are typically considered to be anti-takeover measures: a "right of first refusal," supermajority voting requirements for mergers and similar transactions, a staggered board of directors, and supermajority voting requirements to amend these provisions in the articles of incorporation. The articles of incorporation and bylaws of the Bank do not currently contain similar provisions. In the opinion of the Board of Directors of the Bank, one of the purposes of forming a holding company for the Bank is to help the Bank to continue under local control, and the Board believes that these provisions provide Central Wisconsin with some mechanisms for helping assure local control of the Bank. However, there are risks associated with such provisions.

       These provisions and the risks and benefits associated with the provisions are discussed in detail in read "Comparison of Bank Stock With Central Wisconsin Stock." The Board urges shareholders to read the information contained in that section carefully before making a decision on whether or not to vote for the holding company.

       Although the Board of Directors recognizes that these provisions may not be customary for a bank holding company when considering all bank holding companies across the nation, the Board and its advisors believe that such provisions are common among Wisconsin bank holding companies. There are risks associated with such provisions.

Indemnification Provisions

       As provided in Sections 180.0850 through 180.0859 of the Wisconsin Statutes, the bylaws of Central Wisconsin require that Central Wisconsin indemnify a director or officer from all reasonable expenses and liabilities asserted against, incurred by, or imposed on that person in any proceeding to which he or she is made or threatened to be made a party by reason of being or having been an officer or director of Central Wisconsin. Indemnification will not be made if the person breached a duty to Central Wisconsin in one of the following ways: (a) a willful failure to deal fairly with Central Wisconsin in a matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived improper personal profit; or (d) willful misconduct. The right to indemnification includes, in some circumstances, the right to receive reimbursement of costs and expenses in such a proceeding as they are incurred.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Central Wisconsin pursuant to the foregoing provisions of its bylaws, or otherwise, Central Wisconsin has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and may, therefore, unenforceable.

       Central Wisconsin may purchase insurance against liabilities asserted against its directors, officers, employees, or agents whether or not it has the power to indemnify them against such liabilities under the provisions of its bylaws or pursuant to applicable law. If Central Wisconsin purchases such insurance, it would not be acting in contravention of its articles of incorporation, bylaws or state law. To date, indemnification insurance for directors, officers, employees and agents of Central Wisconsin has not been purchased either by such persons or by Central Wisconsin.

Bank of Wausau

History, Business, and Properties

       The Bank was chartered by the Wisconsin Department of Financial Institutions on May 25, 1999. The Bank's main office is located at 2010 Stewart Avenue, Wausau, Wisconsin. The Bank currently has no branch offices. On September 15, 2003, the Bank's staff included 5 officers, 19 full-time and 1 part-time employee and there are a total of 176 shareholders of the Bank. The Bank's website is located at: www.bankofwausau.com

        The Bank has applied to the Board of Governors of the Federal Reserve for permission to purchase the Bank's premises from the current owners, 2010 Stewart Avenue, LLP. Ronald Stephens, President and a Director of the Bank and President of Central Wisconsin, and Michael Rivers, a director of the Bank and Central Wisconsin, are each 1/6th owners of 2010 Stewart Avenue, LLP. The proposed purchase price is $1,900,000. The Bank obtained an appraisal of the premises from an independent, third party, certified appraiser. According to the appraisal report, the market value of the premises as of January 23, 2003 is $1,903,800.

       The Bank is a full-service community bank with emphasis on consumers, small businesses, and agricultural enterprises. The Bank offers a full range of loan and deposit products. Personal banking services include checking, savings and time deposit accounts, installment and personal loans and mortgage loans. Other loan products include small business and agricultural loans. The foundation of the Bank's business strategy is an emphasis on local management and local ownership in its commitment to the Bank's market area. It has been the experience of management that customers are attracted to banks by pricing. However, one overriding factor to price is the quality and level of service that a bank provides. Experience has demonstrated that when a customer is provided service that they do not receive elsewhere, they become loyal not only to the bank, but also to the person providing the service. High quality, timely service, and innovative products to meet the changing needs of the consumers is the trademark of the Bank. The Bank offers these services in a professional environment by a friendly, well-trained staff.

       Free Personal Checking

       The Bank offers totally free checking services to personal accounts. The Bank believes that free checking offers opportunities for selling other services expected to produce the income necessary to meet targeted profit levels. All of the Bank's checking accounts bear interest at rates which the Bank believes are competitive with the market environment. The only checking accounts that do not bear interest are the Bank's business demand accounts, which are prohibited by law from bearing interest.

       Money Market Checking

       The Bank offers an interest-bearing money market checking account for consumers, which is intended to attract larger balance users. This account has a higher minimum balance requirements.

       Basic Savings

       The Bank offers a basic savings account that can be utilized by all consumers, but is designed especially for the small saver. The account offers a very low minimum balance and no minimum balance for children and student accounts. The account offers a variety of rates depending on the level of balances.

       Certificates of Deposits

       The Bank offers a variety of certificate of deposit account alternatives, in a variety of maturity and minimum balance requirements, intended to attract a wide range of investors. The Bank believes that the interest rates are competitive to the market environment.

       Courier Services

       The Bank offers to its commercial accounts courier services free of charge. Courier services are designed to attract commercial accounts that deal in larger dollar volumes with limited currency requirements. Courier services are available to the Bank's commercial accounts every business day. The Bank offers a variety of pickup options to the customer.

       Lending Services

       The Bank offers a full line of loans to fit the needs and requirements of the Bank's trade area. They include but are not limited to:

Commercial	Residential	Consumer
real estate	fixed rate mortgages	automobile
equipment	short term renewable	personal unsecured
inventory	home equity	boats
accounts receivable	home improvement	lines of credit
lines of credits	second mortgages	credit cards
letters of credit	multi family	overdraft protection
vacation
consumer goods

       The Bank provides three basic types of lending services: commercial loans, residential loans and consumer loans. A breakdown of their concentrations as a percentage of the Bank's overall lending portfolio as of February 13, 2004 is as follows:

Loan Type	Percentage of Portfolio
Commercial	62%
Residential	36%
Consumer	2%

       Commercial and Agricultural Credits. Bank management employs a credit analyst to review the commercial and agricultural loans and their assigned risk rating. The Bank has developed a quantifiable credit rating system for all commercial and agricultural credits with aggregate borrowings in excess of $25,000. This system is based on various risk factors such as computable ratios, length of amortizations, collateral evaluations, financial and documentation exceptions, etc. The rating system assigns risk rates to each risk factor and then weights the rating to compute an overall risk rating for the borrower. The rating system was implemented in June 2001 and has been applied to a majority of the overall portfolio. The system is reviewed annually for appropriateness.

       The Bank's rating system is a 7-1 scale with 7 being the highest rating a credit can receive. All commercial and agricultural loans are grouped by credit rating for the general reserve calculations. Groups of loans rated a 7 carry a minimal reserve ratio as they pose the least credit risk. Loans with a risk rating of 1 carry the highest reserve as they pose an immediate threat to the Bank. As of November, 2003 credits which had a risk rate of a 7 made up $885,000 of the Bank's total loan portfolio.

       Loans which receive a loan grading system rating of a 3, 2 or 1 are deemed "impaired" for monitoring purposes. It is possible for the lending staff to identify a loan as impaired even though it scores a satisfactory or higher rating in the grading system. As of November, 2003 there were a total of over $1,800,000 of commercial and agricultural loans deemed impaired by the grading system and/or tending staff, which represents over 4% of the total loan portfolio.

       Loans which carry an aggregate borrowing of $25,000 or less are not required by Bank's loan policy to be risk rated, and therefore, those loans are grouped together and a reserve is withheld based on the assumption that these loans pose a satisfactory credit risk to the Bank.

       Loans which are placed on "Problem" status have generally been classified and carry a risk rate of 3 or lower. These loans generally have a special reserve set aside as deemed appropriate by management to help minimize the effect of potential losses to the Bank. These loans are not included in the loans grouped by risk rate and typically have a plan of action for moving the loan out of the Bank portfolio. There can be no assurance that the workout plans can be successfully implemented or that the Bank will be able to make any recoveries.,/p>

       The Bank's Watch Loan Report and Problem Loan Report are prepared no less than quarterly in conjunction with the Loan Loss Reserve Report.

       Residential Real Estate Loans Bank management employs a loan underwriter to review the residential real estate loans and assign a risk rating. The Bank has developed a quantifiable credit rating system for all residential real estate credits. This system is based on various risk factors such as computable ratios, length of employment, collateral evaluations, and character. The rating system assigns risk rates to each risk factor and then weights the rating to compute an overall risk rating for the borrower. The rating system was implemented in September 2003 and has been applied to all new loans being added to the portfolio since that time and all subsequent renewals of existing residential mortgage loans. The system will be reviewed annually for appropriateness.

       Consumer Loans. Consumer loans consist of installment loans, single payment personal loans, overdraft protection accounts and credit cards. Because consumer loans generally are smaller balance extensions of credit; no credit rating has been assigned to individual loans.

       Other Services

        The Bank offers many other services incidental to the nature of banking. They include but are not limited to the following:

IRAs	TYME cards	traveler checks
SEPs	money orders	safe deposit boxes
Notary services	cashier checks	certified checks

        The Bank's current lending limit is $1,573,559.66.

Technology

        Bank management realizes the advantages of technology as it applies to the financial industry. The Bank endeavors to utilize the technology available in a manner that produces the maximum efficiency.

Competition

        The Bank's primary market area consists of the Wausau community, which is located in Marathon County. Although the Bank draws a large portion of its deposits and loans from established retail and consumer markets in the Wausau area, the Bank includes in its trade area an area within a radius of ten miles of the City of Wausau and includes the Cities of Mosinee, Schofield, the Towns of Rib Mountain, Marathon, Settin, Mosinee, Kronenwetter, Wausau, Texas, Weston and the southern half of Maine, and the Villages of Marathon City, Brokow and Rothschild to better serve agriculture and business markets. In the Wausau market, the Bank's market share of deposits is approximately 2.8%.

       According to the United States 2000 census, the number of households in Marathon county totaled 47,702. It has been projected that this number will increase to approximately 50,000 in 2005, approximately 53,000 in 2010, and approximately 58,000 in 2020. Wausau had a population of 125,834 in 2000, and it has been projected that this number will increase to approximately 41,000 by 2020. The unemployment rate in Marathon county on September, 2003 was 3.8%, and total employment in the county between September, 2002 and September, 2003 increased by 2.3%. The amount of residential construction in the Wausau area rose significantly during that same time period.

        The general banking business in the Wausau area, as in all of the State of Wisconsin, is very competitive. Commercial banks compete principally with respect to price (interest rates paid on deposits, interest rates charged on borrowings, and fees for services) and service. The Bank faces competition from twelve commercial banks located in Wausau, as well as competition in its market area across the Bank's trade area from commercial banks, savings and loan associations, credit unions, finance companies, insurance companies, mortgage companies, securities brokerage firms, money market firms, and other providers of financial services. Most of the Bank's competitors have been in business a number of years, have established customer bases, are larger and have higher lending limits than the Bank. Many of these financial institutions are subsidiaries of state-wide multi-bank holding companies which are significantly larger and have more resources than the Bank. Savings and loan association deposits constitute a substantial portion of all financial institution deposits within the State of Wisconsin and these associations are now able to compete aggressively with commercial banks in the important area of consumer lending and interest-bearing checking accounts.

        The Bank competes for loans principally through its ability to communicate effectively with its customers and understanding and meeting their financial services needs. Management believes that this personal service philosophy enhances the Bank's ability to compete favorably in attracting individuals and small businesses. The Bank actively solicits retail customers and competes for deposits by offering customers personal attention, professional service and competitive interest rates.

        In addition, the Bank competes for interest-bearing funds with issuers of commercial paper and other securities, including the United State Government.

Subsidiary

        The Bank owns 100% of the outstanding stock of HomePlus Mortgage Corporation. The Bank acquired the subsidiary at the time that the Bank was chartered, and all loans held by HomePlus at that time were assigned to the Bank. Currently, HomePlus conducts no business of any kind.

Recently Terminated Memorandum of Understanding From Banking Regulators

        The Bank is extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of stockholders or security holders. State and federal laws and regulations limit the activities in which the Bank may engage, and subject the Bank to substantial limitations with respect to loans, purchase of security, payment of dividends and many other aspects of its banking business. In addition, the Bank is required to maintain certain minimum levels of capital. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits and make loans.

        Federal and state banking regulators possess broad powers to take supervisory action as they deem appropriate with respect to the Bank. Supervisory actions (such as the memorandum of understanding described in the next paragraph) can result in higher capital requirements, higher insurance premiums and limitations on the activities of the Bank which could have a material adverse effect on the Bank's business and profitability.

        The Federal Deposit Insurance Corporation ("FDIC") and the Wisconsin Department of Financial Institutions ("DFI") conducted an examination of the Bank in 2001, in which they concluded that the Bank was in a troubled condition. In March, 2002, the regulators provided the Bank with a memorandum of understanding under which the Bank and its Board of Directors were required to take steps to correct the deficiencies noted by the regulators in their November 5, 2001 Report of Examination and to return the Bank to an acceptable condition. The Bank's Board of Directors, along with DFI and the FDIC, signed the memorandum, agreeing to be bound by its provisions. The Bank adopted various strategies to comply with the memorandum of understanding. The Bank believes that it substantially complied with each item raised by regulators in the memorandum.

        The regulators conducted an exam of the Bank on October 27, 2003, and based on the result of the examination the Bank requested that the regulators lift the memorandum. In December, 2003, the FDIC terminated the memorandum, and in January, 2004, DFI terminated the memorandum as well.

        The regulators conducted an exam of the Bank on October 27, 2003, and based on the result of the examination, the Bank requested that the regulators lift the memorandum. In December, 2003, the FDIC terminated the memorandum, and in January, 2004, DFI terminated the memorandum as well.

Management

        The following persons constitute the officers and directors of the Bank:

Name	Age	Position with Bank	Served Since
Ronald Stephens	60	President/CEO, Director	May 25, 1999
Franics M. Plaza	55	Treasurer, Secretary, Senior Vice President, Director	May 25, 1999
Richard J. Pamperin	62	Director	April 29, 2003
Nancy A. Quinlisk	56	Director	April 29, 2003
Michael J. Rivers	57	Director	May 25, 1999
Alan L. Towle	52	Director	April 29, 2003
Christian Winterhoff	38	Director	April 29, 2003
Charles S. Cuttell	59	Vice President	November 26, 2001

       The term of office for all directors is one year. The directors are elected at the annual meeting of the shareholders of the Bank. All officers are appointed to their respective positions by the Board of Directors to serve until they resign or are removed by the Board. There are no family relationships among any of the directors, officers or key personnel of the Bank.

Business Background of Directors and Executive Officers

       Ronald Stephens (President and Director of Holding Company, President, CEO and Director of Bank). Mr. Stephens began his career in banking in 1972 with the Mound City Bank of Platteville, Wisconsin as Assistant Cashier and Manager of their Belmont, Wisconsin office. Mr. Stephens was employed by the Abbotsford State Bank from 1977 to 1998 and served as President of Abbotsford State Bank from 1983 to June of 1998 when he resigned to form the Bank of Wausau. He has served as President of the Bank of Wausau since its inception. Mr. Stephens is active in community affairs and has served on several Wisconsin Bankers Association committees.

       Francis M. Plaza (Vice President, Secretary and Director of Holding Company, Senior Vice President, Treasurer, Secretary and Director of Bank). Mr. Plaza began his career in banking in 1975 as an internal Electronic Data Processing (EDP) Auditor for Central Wisconsin Bankshares, a 13-Bank holding company based in Wausau. Mr. Plaza had served as Vice President of Operations for four of the banks within the holding company until it was sold to Marshall & Ilsley Corporation in 1989. Mr. Plaza then joined Bank of Athens as its Vice President of Operations until 1995 when the bank was sold to Firstar, Milwaukee. After spending three years as the Accounting Manager for the Wausau Daily Herald, he resigned to help form the Bank of Wausau.

       Richard J. Pamperin (Director of Holding Company and Director of Bank). Mr. Pamperin is the President of Premier Community Bank in Marion, Wisconsin. He has been in the banking industry for more than 30 years. He currently serves on a bank board of directors in Oconto Falls, Wisconsin, and on a bank holding company board in southeast Wisconsin. Mr. Pamperin has served on numerous committees for both the Wisconsin Bankers Association and the American Bankers Association.

       Nancy A. Quinlisk (Director of Holding Company and Director of Bank). Several banks have employed Mrs. Quinlisk during her career. Her last position in banking was President of a bank and a bank holding company in southern Wisconsin. Upon leaving banking, she became a consultant assisting banks and non-profit organizations with strategic planning. Mrs. Quinlisk has served on numerous committees for the Wisconsin Bankers Association and remains active in community affairs.

       Michael J. Rivers (Director of Holding Company and Director of Bank). Mr. Rivers has been a self-employed businessman. He holds a Business Administration degree in Economics and Marketing from Winona State University, and has been active in the real estate development and construction business since 1975. Mr. Rivers has also been active in the hotel business since 1992 and numerous hotels throughout Wisconsin and Minnesota. Mr. Rivers has actively invested in midwest banks since 1991, and is a founding Director of the Bank of Wausau.

       Alan L. Towle (Director of Holding Company and Director of Bank). Mr. Towle is the founder and President of Powder Technology, Inc., and the founder and President of Chem-Chrome, Inc., both manufacturing plants located in Schofield, Wisconsin. He is a successful business entrepreneur, and is active in service groups and assisting young and start-up companies.

       Christian Winterhoff (Director of Holding Company and Director of Bank). Mr. Winterhoff is a successful local entrepreneur. He is the owner and President of the Service Master franchise business located in central Wisconsin. He is active in promoting the Wausau area, and brings a strong business background to the Bank of Wausau.

       Charles S. Cuttell (Vice President of Bank). Mr. Cuttell is a Vice President of the Bank, and is considered to be an Executive Officer. He has been in banking for most of his life, serving in management and lending positions. He joined the Bank in 2001 as Vice President of Lending. Mr. Cuttell is a graduate of the University of Nebraska at Lincoln, Nebraska. He has been and remains active in community affairs and business development.

Executive Compensation

       The following table outlines the aggregate annual compensation for the Bank's President for services rendered in his capacity as President of the Bank for the last three completed fiscal years, and his projected aggregate annual compensation for 2003. No other individual had a total salary and bonus in excess of $100,000 annually during the last three fiscal years. For purposes of this table, "salary" includes salary only.

27

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)
Ronald R. Stephens, President	2003	$130,250	$12,000	$13,004
Ronald R. Stephens, President	2002	$130,250	$0	$11,404
Ronald R. Stephens, President	2001	$130,250	$10,655	$3,452
Ronald R. Stephens, President	2000	$130,250	$10,500	$1,013

Director Compensation

       Directors of the Bank receive $500 for each Board meeting attended, $500 for each special Board meeting attended, and $100 for any committee meeting attended. The annual compensation received per director is approximately $6,000.

Board Review of Management Compensation

       The Board of Directors reviews and determines the compensation for the President of the Bank. The President of the Bank determines the compensation for the officers of the Bank, subject to approval by the Board.

Terms of the Stock Options for Directors and Officers

       Directors. To compensate the founding directors of the Bank for their pre-opening commitments, including their individual guaranties on a line of credit necessary to pay pre-opening expenses of the Bank, and their time, expertise and continuing involvement in the management of the Bank, the Bank granted each of the directors a number of options to purchase shares of Bank stock. Only two of the founding directors remain on the Board. Ronald Stephens received options to purchase 6,015 shares, and Michael Rivers received options to purchase 12,750 shares. All of these options are currently 100% vested.

       The exercise price for these options is either $50.00 or the book value of the shares determined as of December 31 of the year prior to the exercise date, whichever amount is higher. "Book value" means the Bank's equity capital divided by the number of the Bank's outstanding shares, not taking loan loss reserves into account.

       The expiration date for the exercise of all options is ten years from the date of the director's stock option agreement with the Bank. A director must exercise any vested option within thirty days after his termination or resignation as a director or the options will expire.

       Once the holding company formation is consummated, the options to purchase shares of Bank stock will convert into options to purchase shares of Central Wisconsin stock.

       Officers. In order to attract and maintain qualified management for the Bank, and to provide incentives to management for continued employment with the Bank, the Bank has established an Employee Incentive Stock Option Plan. Under the Plan, Ronald Stephens, the President of the Bank, has received options to purchase 10,000 shares of stock, and currently 3,000 of those options have vested.

       The options vest at a rate of 10% per year, except that an additional 10% will vest during any year that the Bank's "Return on Average Assets" for the previous year is equal to or greater than one percent. "Return on Average Assets" means net income divided by average assets for the year. The exercise price for the options is the same as discussed above under "Directors." Mr. Stephens must exercise his options within ten years from the date of his stock option agreement with the Bank. If he does not, the options expire.

       If the Bank is sold, merged or consolidated, or upon a Change in Control of the Bank, all of Mr. Stephens options will immediately become 100% vested. "Change in Control" of the Bank occurs if, as a result of one or more transactions:

  any person or entity (other than Mr. Stephens child or spouse or the initial shareholders of the Bank) or group of persons (not including Mr. Stephens’ child or spouse) acting in concert, become the beneficial owners of Bank stock representing 25% or more of the combined voting power of the then outstanding Bank stock; or
  the Bank is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result less than 51% of the outstanding securities of the surviving or resulting entity are owned by the former shareholders of the Bank; or
  the Bank sells, leases, or otherwise transfers all or substantially all of the properties or assets of the Bank not in the ordinary course of business to another person or entity.

       If Mr. Stephens resigns or is terminated from employment at the Bank, he must exercise his outstanding options within thirty days. If he retires (as defined in the Bank's applicable retirement plan, if any), he must exercise his options within 90 days after retirement.

       Once the holding company formation is consummated, the options to purchase shares of Bank stock will convert into options to purchase shares of Central Wisconsin stock.

Principal Shareholders

       The following table sets forth certain information regarding the beneficial ownership of the Bank's common stock as of the date of this prospectus-proxy statement, by:

  each person who is known to the Bank to own beneficially more than five percent (5%) of the Bank's outstanding stock;
  each of the Bank's directors;
  each of the Bank's executive officers; and
  all directors and executive officers of the Bank as a group.

"Beneficial Ownership" is defined below.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Ronald R. Stephens	8,595	5.33%
Franics M. Plaza	5,502	3.41%
Richard J. Pamperin	800	*
Nancy A. Quinlisk	100	*
Michael J. Rivers	17,400	10.79%
Alan L. Towle	172	*
Christian Winterhoff	4,625	2.78%
Charles S. Cuttell	0	0

Directors and Executive Offers as a Group	37,194	23.07%
Jerome J. Bushman(2)	30,925	19.19%
James Burns(2)	9,000	5.58%

(1)       The address of all officers and directors is 2010 Stewart Avenue, Wausau, Wisconsin 54401.
(2)       These shareholders are not officers or directors. Accordingly, their stock is not included in the amount of Bank stock beneficially owned by officers and directors as a group.

       "Beneficial ownership" is determined in accordance with Securities and Exchange Commission Rule 13d-3, which generally provides that an individual is considered to beneficially own any stock held by his or her spouse, children or relatives who share the same home as the individual, and stock over which the individual exercises voting or investment control for example, as trustee of a trust or as president of a corporation.

Description of the Stock of the Bank

       As of the date of this prospectus - proxy statement, the Bank is authorized to issue 310,000 shares of common stock, all of one class, of which 161,195 shares are issued and outstanding. The Bank has approximately 176 shareholders of record. For further information about the stock, see "Comparison of Bank Stock With Central Wisconsin Stock."

Transactions with Related Parties

       The Bank has had in the ordinary course of business, and will continue to have in the future, banking transactions such as personal and business loans with its directors, officers, and/or the owners of more than ten percent of the Bank and Central Wisconsin stock. Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectibility or present other unfavorable features.

       At no time during 2000, 2001, 2002 and 2003 did or has the maximum aggregate direct and indirect extensions of credit to any director, executive officer or 10% shareholder, and to his or her respective related interest, exceeded fifteen percent (15%) of the Bank's capital. From time to time, the Bank has entered into nonbanking business transactions with entities with which some of its directors are affiliated. Those transactions have been at arm's length and have been at competitive prices.

Indemnification of Directors and Officers

       Wisconsin law governing indemnification of the Bank's directors, officers, and employees is substantially similar to the law governing indemnification of Central Wisconsin's directors, officers, and employees. Expenses of an officer or director in such a proceeding may be advanced based upon her or his agreement to repay such expenses if it is determined that he or she is not entitled to indemnification. If the officer or director is successful on the merits his expenses will be paid; otherwise indemnification can only be made upon a showing that he or she met the applicable standard of conduct as determined by a court, a quorum of disinterested directors, by independent legal counsel, or by the shareholders. For a brief discussion of that law, see "Central Wisconsin Financial Services, Inc. - Indemnification Provisions." The Bank has purchased insurance insuring the Bank, its directors and officers, against liabilities asserted against its directors and officers subject to certain conditions and limitations.

Shares of the Stock Owned or Controlled by Management

       As of the date of this prospectus-proxy statement, the executive officers and directors of the Bank own or control, directly or indirectly, approximately 23.07% of the total Bank stock outstanding.

       Central Wisconsin has no knowledge or information as to the existence of any contract, arrangement, or understanding among the above-named persons with respect to the shares of the Bank stock. To the knowledge of Central Wisconsin no person above named has any material interest in the transaction proposed by the reorganization, direct or indirect, other than in his or her status as shareholders.

Recommendation of the Bank's Board of Directors

       The Board of Directors of the Bank of Wausau recommends that all shareholders vote to approve the reorganization. The decision of the Board of Directors of the Bank to recommend the reorganization to the shareholders is based on their belief that the Bank's affiliation with Central Wisconsin is in the best interest of the Bank and its shareholders.

       Such belief is based on a number of factors, including recent and historical transactions in the Bank's capital stock, the Board of Directors' knowledge of the business, operations, properties, assets, earnings and prospects of the Bank, and the advantages provided by a holding company corporate organizational structure. The advantages provided by the holding company structure are as follows:

  The holding company can purchase its own stock from shareholders. Therefore, it can provide a potential market for the stock of the holding company. State banks are restricted in their ability to purchase their own stock from shareholders. This is the single most important advantage to a bank holding company.

  The holding company will be able to respond efficiently to changes in the law governing banks and financial activities.

  The holding company will enable the Bank to continue under local ownership and control.

  Although the Board of Directors has no intention of acquiring other banks at this time, the holding company will be able to more easily acquire other banks and operate them as branches of Bank of Wausau or as separate banks in areas not now served by Bank of Wausau.

  The holding company will be able to meet future Bank capital needs by having the holding company take out loans which are repaid by nontaxable Bank dividends.

  For the reasons listed above, creating a holding company for the Bank of Wausau will allow the Bank to compete more effectively with other banks that are held by bank holding companies.

       The Board of Directors of the Bank did not attach a relative weight to the factors it considered in reaching its decision, but considering all factors made the determination to recommend the reorganization to the shareholders. See "The Reorganization - Reasons for The Reorganization" for a thorough discussion of the factors that the Board relied upon in making its recommendations.

Financial Statements

       Financial statements prepared in conformity with generally accepted accounting principles and dated June 30, 2003 accompany this prospectus - proxy statement.

New Bank of Wausau

       If the holding company formation is approved by the shareholders of the Bank and the Bank receives all necessary regulatory approvals, Central Wisconsin will incorporate a new bank, called New Bank of Wausau, as a wholly-owned subsidiary of Central Wisconsin. The new bank will not conduct any banking business or any other business. It will have no employees, no liabilities, no operations, and no assets except for a nominal capital contribution required by law, which is discussed below. It will be a "shell" corporation, will be incorporated for the sole purpose of assisting in the reorganization, and will exist for a period of a few days.

       Central Wisconsin will capitalize the new bank with $5,000 that Central Wisconsin will borrow from a correspondent bank, and it will have officers and directors for the few days of its existence. In the reorganization as currently structured, the new bank will be merged into the Bank, and the new bank will cease to exist. See "The Reorganization - Structure for Tax-Free Reorganization." The $5,000 will be placed into the Bank's surplus. The Bank will issue a special dividend to Central Wisconsin in order to pay off the loan from the correspondent bank.

Comparison of Bank Stock With Central Wisconsin Stock

Authorized Shares

       The Bank is authorized to issue 310,000 shares of capital stock, all of one class, designated as common stock, of which 161,195 shares are issued and outstanding. Central Wisconsin is authorized to issue 310,000 shares of capital stock, all of one class, designated as common stock. No Central Wisconsin stock has been issued. Either the Bank or Central Wisconsin could increase the amount of authorized stock at any time by an amendment to its articles of incorporation approved by its shareholders.

       Central Wisconsin will issue 161,195 shares in the reorganization.

Voting Rights

       Each share of Bank stock has one vote on all matters presented to the shareholders of the Bank. Each act by the shareholders of the Bank requires a majority vote, except as otherwise provided in the articles of incorporation, bylaws or by law. Similarly, each share of Central Wisconsin stock has one vote on all matters presented to the shareholders of Central Wisconsin. Each act by the shareholders of Central Wisconsin requires a majority vote, except as otherwise provided by the articles of incorporation or law. Central Wisconsin articles of incorporation require a 75% affirmative vote to approve mergers not approved by the Board of Directors, and a 75% affirmative vote in order to amend, alter, or repeal the provisions of Central Wisconsin's articles of incorporation relating to Central Wisconsin's right of first refusal, the supermajority voting requirements required for mergers, and the staggered board. See "Restrictions on Transfer of Central Wisconsin Stock; Additional Anti-Takeover Measures," below.

       There are many similarities in the voting requirements imposed by the Wisconsin banking laws as compared to the Wisconsin general corporate laws. For example, under both the Wisconsin Banking Law and the Wisconsin Business Corporation Law, a vote of the majority of the outstanding stock can amend the articles of incorporation, except as otherwise provided by Central Wisconsin's or Bank's articles of incorporation.

       The shareholders of the Bank elect the directors at the Bank's annual meeting of shareholders. Bank shareholders exercise direct control over the Bank's affairs by election of the Bank's directors and by the right to vote on other Bank matters from time to time. Bank directors may be removed by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a special meeting called for that purpose.

       If the proposed reorganization is consummated, the shareholders who receive Central Wisconsin stock will elect the Central Wisconsin Board of Directors. The initial Board of Directors has been established in the holding company's articles of incorporation and consists of seven members. This initial Board will serve until the first annual meeting of the holding company shareholders. The holding company's articles of incorporation provide that there will be three classes of directors, and the classes serve staggered three-year terms. At the first annual meeting, the shareholders will elect the Board of Directors, and will determine which directors will serve in which class. At each subsequent annual shareholder meeting, the shareholders will elect the one class of directors whose term is expiring on that year.

       The officers of Central Wisconsin will be elected annually by Central Wisconsin's Board of Directors. The officers will vote the shares of Bank stock held by Central Wisconsin, and therefore will elect the Bank's Board of Directors, acting pursuant to the instructions of Central Wisconsin's Board of Directors.

       There is no requirement that the Boards of the Bank and of Central Wisconsin be identical. Shareholders of Central Wisconsin will exercise direct control over Central Wisconsin by election of Central Wisconsin's directors and by other voting rights, and therefore will exercise indirect control over the Bank. The direct control of the Bank stock will be exercised by Central Wisconsin's Board of Directors, who are obligated to act in the best interests of Central Wisconsin shareholders.

Dividends

       Substantially all of Central Wisconsin's assets will consist of its investment in the Bank, and immediately after the reorganization the availability of funds for dividends to be paid by Central Wisconsin will depend primarily upon the receipt of dividends from the Bank. Dividends of Central Wisconsin will also be dependent on future earnings, the financial condition of Central Wisconsin and its subsidiaries, and other factors. For example, if Central Wisconsin incurs indebtedness, such as a loan to purchase Central Wisconsin stock, Bank dividends received by Central Wisconsin may be applied toward that indebtedness, at least in part, rather than be paid to Central Wisconsin shareholders as dividends from Central Wisconsin. Even if the holding company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors. The Board may in its sole discretion decide not to declare dividends.

       Under the Wisconsin Banking Law, the Board of Directors of a Bank may declare and pay a dividend from its undivided profits in an amount they consider expedient. The Board of Directors will provide for the payment of all expenses, losses, required reserves, taxes, and interest accrued or due from the Bank before the declaration of dividends from undivided profits. If dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, the Bank may not declare or pay any dividend in the current year that exceeds year-to-date net income except with the written consent of the Department of Financial Institutions Division of Banking.

       A Bank's dividends may not in any way impair or diminish the capital of the Bank other than by reducing undivided profits. If a dividend is paid that does not comply with this limitation, every shareholder receiving the dividend is liable to restore the full amount of the dividend unless the capital is subsequently made good. If the Board of Directors of a Bank pays dividends when the Bank is insolvent or in danger of insolvency, or not having reason to believe that there were sufficient undivided profits to pay the dividends, the members of the Board of Directors are jointly and severally liable to the creditors of the Bank at the time of declaring dividends in an amount equal to twice the amount of the dividends.

       Federal regulators have authority to prohibit a Bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends. In addition to the foregoing, Wisconsin business corporations such as Central Wisconsin are prohibited by Wisconsin law from paying dividends while they are insolvent or if the payment of dividends would render them unable to pay debts as they come due in the usual course of business.

       The Bank has not paid dividends on its stock since the incorporation of the Bank on May 25, 1999. Start-up banks are prohibited from paying any dividends on their stock during the first three years of operation. No assurance can be given that future earnings of the Bank will be sufficient to permit the legal payment of dividends to Bank shareholders at any time in the future. Even if the Bank may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors. The Board may in its sole discretion decide not to declare dividends.

Market for the Stock

       As of the date of this prospectus - proxy statement, the Bank had 176 shareholders of record. No established public trading market exists for the Bank stock. The stock is infrequently traded, and the current market for the stock is limited. The Bank is prohibited by law from holding or purchasing more than 10% of its own shares except in limited circumstances.

       Similarly, there will be no established public trading market for Central Wisconsin stock. Unlike the Bank, however, Central Wisconsin will generally be able to purchase its own shares. In some circumstances a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, Central Wisconsin may be required to obtain prior approval from the Federal Reserve Board before purchasing or redeeming its own stock if the consideration for the purchase or redemption, when aggregated with the consideration paid by Central Wisconsin for all such purchases or redemptions in the past 12-month period, equals at least 10% of Central Wisconsin's consolidated net worth. Otherwise, Central Wisconsin is restricted by sound business judgment, its prior commitments, and the consolidated financial condition of Central Wisconsin and its subsidiaries. In no event may a Wisconsin corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent.

       Although Central Wisconsin may generally, in the Board's discretion, purchase shares of its stock, it is not obligated to do so.

Restrictions on Transfer of Central Wisconsin Stock; Additional Anti-Takeover Measures

       Generally. Central Wisconsin's articles of incorporation contain a number of provisions that are typically considered to be anti-takeover measures. The articles of incorporation and bylaws of the Bank do not currently contain similar provisions. In the opinion of the Board of Directors of the Bank, one of the purposes of forming a holding company for the Bank is to help the Bank to continue under local control. The Board believes that these provisions provide Central Wisconsin with some mechanisms for helping assure local control of the Bank.

       Although the Board of Directors recognizes that these provisions may not be customary for a bank holding company when considering all bank holding companies across the nation, the Board and its advisors believe that such provisions are common among Wisconsin bank holding companies.

       Right of First Refusal. If a Central Wisconsin shareholder wishes to transfer any of his or her shares of Central Wisconsin stock, then pursuant to Article 6(b) of Central Wisconsin's articles of incorporation, Central Wisconsin has a right of first refusal with respect to those shares. These rights do not apply to a transfer between a shareholder and:

  His or her spouse; or any lineal descendant;

  Children, including stepchildren, any lineal descendant;

  Parents;

  Siblings and their spouses and children;

  A trust or similar entity whose sole beneficiaries are any of the above-listed individuals.

       These rights also do not apply to a pledge or hypothecation of shares of stock. However, if a shareholder does transfer stock to a permitted recipient, or does pledge the stock, the recipient of the stock will be bound by all of the transfer restrictions contained in Article 6(b).

       Shareholders should refer to Article 6(b) of Central Wisconsin's articles of incorporation, attached as Exhibit E. The following description does not purport to be a comprehensive statement of the terms of Central Wisconsin's right of first refusal.

       Right of First Refusal. If a shareholder wishes to sell any shares of stock to a person or entity other those listed above without first obtaining the written consent of Central Wisconsin, Central Wisconsin will have a right to redeem the shares at the price and on the terms and conditions offered by the prospective purchaser. Central Wisconsin is not obligated to make any purchases of Central Wisconsin stock, but may do so at the discretion of its Board of Directors.

       The right of first refusal operates as follows:

  The shareholder that wants to sell his or her shares must give Central Wisconsin written notice of his or her intent to do so, stating:
  The identify of the proposed purchaser of the shares,

  The number of shares the shareholder proposes to sell,

  The proposed consideration for the shares, and

  The other terms and conditions of the proposed sale of the shares.
  The shareholder must give Central Wisconsin a copy of the written offer.

  Central Wisconsin has a right of first refusal to acquire all, but not less than all, of the shares to be sold for the consideration and on the other terms and conditions offered by the proposed purchaser. These terms and conditions must be contained in the written notice given to Central Wisconsin by the shareholder.

  Central Wisconsin must exercise its right to acquire the shares to be disposed of by giving written notice to the shareholder within twenty-five (25) days following receipt of the written notice from the shareholder.

  If Central Wisconsin does not exercise its acquisition rights within that time period, the shareholder will be free for forty-five (45) days to sell all of the shares to be disposed of to the purchaser identified in the written notice to Central Wisconsin, at the same consideration and on the same terms and conditions contained in the notice.

  As a condition precedent to the effectiveness of any transfer of Central Wisconsin shares, the transferee must agree in writing to be bound by all of the terms and conditions of Central Wisconsin's right of first refusal.

Each certificate representing shares of Central Wisconsin stock will bear a legend in substantially the following form:

"The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 6B of the Corporation’s Articles of Incorporation, a copy of which is on file at the offices of the Corporation.”"

       Supermajority Vote for Mergers not approved by the Board of Directors. Generally, the affirmative vote of the holders of at least 75% of the outstanding shares of voting stock of the holding company will be required in before any of the following transactions may take place:

  Any merger or consolidation of the holding company with or into any other corporation.

  Any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the holding company pursuant to a vote of shareholders.

  Any sale, exchange or other disposition of all or substantially all of the assets of the holding company, including, but not limited to, the stock of any subsidiary organization held by the holding company to or with any other corporation, person or entity.

  Any similar transaction.

       The supermajority vote of the shareholders will not be required for any transaction which has been approved by a resolution adopted by 75% of the entire Board of Directors of the holding company at any time prior to consummation, or for any transaction with another corporation or entity if a majority of the outstanding shares of stock of the other corporation or entity is owned of record or beneficially, directly or indirectly, by the holding company or its subsidiaries.

       Staggered Board of Directors. The holding company's Board of Directors will be divided into three classes of nearly equal number of directors, with a term of office of one class expiring each year. One class will be elected at each annual meeting of shareholders.

       Potential Anti-takeover and Other Effects. The provisions discussed above are typically considered to be anti-takeover measures. These provisions may reduce the ability of third parties to obtain control of Central Wisconsin. Central Wisconsin's right to match the price offered by a prospective buyer might make acquisitions of large blocks of Central Wisconsin stock by other buyers more difficult. Each of these provisions might also discourage mergers, tender offers, proxy contests, or other attempts to gain control of Central Wisconsin through the acquisition of voting stock, in which case Central Wisconsin shareholders may have received higher prices for their shares of Central Wisconsin stock. Shareholders who might support the takeover of Central Wisconsin in a given situation could only amend, alter or repeal the anti-takeover provisions by obtaining an affirmative vote of 75% of the issued and outstanding shares. Because of these effects, these provisions may limit shareholder participation in transactions such as tender offers.

       Whether an anti-takeover provision serves as an advantage to management or to shareholders depends on the particular circumstances. In a hostile tender offer, for example, members of management and shareholders who support the present ownership may benefit from the provision, while shareholders that want to participate in the tender offer might be disadvantaged.

       These provisions may also limit Central Wisconsin's ability to sell its stock in the future.

       Although the Boards of Directors of Central Wisconsin and the Bank and their advisors are aware of many other Wisconsin bank holding companies that have similar anti-takeover provisions in place, the Board recognizes that these provisions generally are not customary for a bank holding company.

       Reasons for the Anti-takeover Provisions. The Boards of Directors of Central Wisconsin and the Bank believe that giving Central Wisconsin a number of anti-takeover provisions is in the best interests of Central Wisconsin, its shareholders and the Bank. One of the purposes of forming a holding company for the Bank is to enable the Bank to continue under local control. The proposed provisions effectuate this purpose by providing a mechanism for helping to assure local control of Central Wisconsin and the Bank. The Boards of Directors are concerned that, without these provisions, local control of the Bank may not be achieved over the long term.

       Prior Notice to Federal Reserve. As an additional restriction on transfer, in some circumstances a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, Central Wisconsin may be required to obtain prior approval from the Federal Reserve Board before purchasing or redeeming its own stock if the consideration for the purchase or redemption, when aggregated with the consideration paid by Central Wisconsin for all such purchases or redemptions in the past 12-month period, equals at least 10% of Central Wisconsin's consolidated net worth.

More Authorized Shares of Central Wisconsin Stock Than Will Be Issued Pursuant to the Reorganization

       The Bank has 310,000 authorized shares of common stock, and currently 161,195 of those shares are issued and outstanding. Central Wisconsin has authorized 310,000 shares and will issue a maximum of 161,195 pursuant to the reorganization. This means that 138,805 shares of Central Wisconsin stock will remain as authorized but unissued shares. By reserving a certain amount of shares as authorized but unissued, Central Wisconsin has an opportunity to issue these additional shares to expand the shareholder base in the local community, to raise additional capital, to acquire subsidiary organizations, or to investors to protect Central Wisconsin from a takeover bid. All of these would have the result of diluting the proportional ownership of current shareholders, but not the value of the current stock as long as additional shares are issued for fair market value.

Value

       As of December 31, 2003 the per share book value of the Bank stock, according to Bank's internal records, was $51.24.

       To the best knowledge of the Bank, there have been 22 different transfers of Bank stock, involving a total of 78,635 shares of Bank stock, between January 1, 2001 and the date of this prospectus - proxy statement.

       The following is a listing of sales of Bank stock known to the Bank since January 1, 2001 The remaining transfers of Bank stock did not involve the sale of stock.

DATE	SHARES	PRICE PER SHARE
03-14-2001(1)	400	Unknown
01-23-2002(2)	5,350	$57.50
02-14-2002(2)	1,000	$57.50
02-14-2002(3)	400	$55.00
04-23-2002(2)	400	$57.50
02-16-2003(3)	200	Unknown
04-01-2003(3)	32,000	$58.00
05-28-2003(3)	3,535	$58.00
06-03-2003(4)	14,025	$50.00
06-04-2003(1)	14,025	Unknown
06-05-2003(3)	100	$58.00
07-03-2003(1)	200	Unknown
07-03-2003(3)	300	Unknown
07-10-2003(3)	900	$58.00
07-15-2003(3)	1,000	$58.00
07-31-2003(3)	200	$58.00

DATE	SHARES	PRICE PER SHARE
08-01-2003(3)	500	$58.00
08-18-2003(3)	600	$58.00
09-14-2003(3)	1,000	Unknown
09-28-2003(3)	2,200	Unknown

(1) Sale between family members.
(2) Sale by Bank.
(3) Sale between third parties.
(4) Exercise of stock option.

       At least initially, the value of one share of Central Wisconsin stock will be approximately equal to the value of one share of Bank stock because each shareholder will receive one share of Central Wisconsin stock for each share of Bank stock. There is no assurance, however, that those values will remain equivalent, particularly if Central Wisconsin should acquire another Bank or establish a non-banking subsidiary to conduct a banking-related business. Bank stock will not reflect the value of any other Central Wisconsin subsidiaries that may be established in the future.

Other

       Liquidation Rights. The shareholders of the Bank and Central Wisconsin are entitled to share pro rata in the net assets of the organization, after payment of all liabilities, if the organization is ever liquidated.

       Preemptive Rights. Shareholders of the Bank do not have preemptive rights to acquire additional shares of the organization that may be issued in the future. Shareholders of Central Wisconsin likewise will not have preemptive rights.

       Conversion Rights. Neither the Bank stock nor Central Wisconsin stock is convertible into any other security.

       Call. Neither the Bank stock nor Central Wisconsin stock is subject to any call or redemption rights on the part of the organization.

       Assessability. All of the Bank and Central Wisconsin stock issued or to be issued is or will be fully paid and nonassessable, except as provided by law. The Wisconsin Business Corporation Law imposes a statutory liability on shareholders of every corporation up to an amount equal to the par value of their shares, and to the consideration for which their shares without par value were issued, for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case.

Supervision and Regulation

General

       Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of Central Wisconsin and the Bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities including, but not limited to, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions Division of Banking, federal and state taxing authorities, and the Securities and Exchange Commission. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

       Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to Central Wisconsin and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and the depositors, rather than the shareholders, of the Bank.

       The following references to material statutes and regulations affecting Central Wisconsin and the Bank are brief summaries thereof and do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of Central Wisconsin and the Bank.

Banking Regulation

       Central Wisconsin, if the reorganization is successful, will be a bank holding company subject to the supervision of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In accordance with Federal Reserve Board policy, Central Wisconsin will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where Central Wisconsin might not do so absent such policy. As a bank holding company, Central Wisconsin will be required to file with the Board of Governors annual reports and such additional information as the Board of Governors may require pursuant to the Bank Holding Company Act. The Board of Governors may make examinations of Central Wisconsin and its subsidiary. Because the bank is chartered under Wisconsin law, Central Wisconsin will also be subject to the examination, supervision, reporting and enforcement requirements of the Wisconsin Department of Financial Institutions Division of Banking.

       The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire direct or indirect ownership of more than five percent (5%) of the voting securities or substantially all of the assets of any bank. The Bank Holding Company Act limits the activities by bank holding companies to managing, controlling, and servicing their subsidiary banks and to engaging in certain non-banking activities which have been determined by the Board of Governors to be closely related to banking. Similarly, the Bank Holding Company Act, with specified exceptions relating to permissible non-banking activities, forbids holding companies from acquiring voting control (generally, 25% or more of the voting power) of any company which is not a bank. Some of the activities that the Board of Governors has determined by regulation to be closely related to banking are making or servicing loans, leasing real and personal property where the lease serves as the functional equivalent of an extension of credit, making investments in corporations or projects designed primarily to promote community welfare, acting as an investment or financial advisor, providing data processing services, and acting as an insurance agent or broker, as those activities are defined and limited by the regulation.

       Under the recent Gramm-Leach-Bliley Act of 1999, holding companies that qualify may elect to become "financial holding companies." As a result, such holding companies may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Such "financial holding companies" are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve Board determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a "financial holding company," a holding company's subsidiary banks must be well managed, well capitalized, and have received at least a "satisfactory" Community Reinvestment Act ("CRA") rating at the most recent CRA examination. The list of activities that are considered "financial in nature" includes:

  Securities underwriting, dealing and market making.

  Insurance underwriting and agency activities.

  Merchant banking, which means that a “financial holding company” may directly or indirectly acquire or control any kind of ownership interest in an entity engaged in any kind of trade or business whatsoever.

  Insurance company portfolio investments.

       Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. Further, under the Bank Holding Company Act and regulations of the Board of Governors, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The Board of Governors possesses cease and desist powers over bank holding companies and their non-banking subsidiaries if their actions represent an unsafe or unsound practice or a violation of law.

       The Bank is a Wisconsin-chartered bank. Its deposit accounts are insured by the Federal Deposit Insurance Corporation. The Bank is subject to the examination, supervision, reporting and enforcement requirements of the Wisconsin Department of Financial Institutions Division of Banking, as the chartering authority for Wisconsin banks, and the Federal Deposit Insurance Corporation. Areas subject to regulation by the authorities include reserves, investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches, and other aspects of banking operations.

       The "Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994" (the "Riegle-Neal Act") allows bank holding companies to acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring holding company and all of its insured depositor institution affiliates. The Riegle-Neal Act also allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. However, the establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by the Riegle-Neal Act only if specifically authorized by state law, and Wisconsin has not made such an authorization.

Capital Requirements for Central Wisconsin, the Bank, and New Bank of Wausau:

       Central Wisconsin and the Bank. The Federal Reserve Board and the Federal Deposit Insurance Corporation use capital adequacy guidelines in their examination and regulation of bank holding companies and banks. If capital falls below minimum guideline levels, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

       The Federal Reserve Board and the Federal Deposit Insurance Corporation's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to a total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

       As of June 30, 2003, the Bank's ratio of total capital to risk-weighted assets was 17.58%, its ratio of Tier 1 capital to risk-weighted assets was 16.31%, and its ratio of Tier 1 capital to average assets was 12.69%.

        The risk-based and leverage standards presently used by the Federal Reserve Board and the Federal Deposit Insurance Corporation are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions for example, Tier 1 capital less all intangible assets, well above the minimum levels.

       The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only (rather than a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets.

       New Bank of Wausau. If the holding company formation is approved by the shareholders of the Bank and the Bank receives all necessary regulatory approvals, Central Wisconsin will incorporate a new bank, called New Bank of Wausau, as a wholly-owned subsidiary of Central Wisconsin. The new bank will not conduct any banking business or any other business. It will have no employees, no liabilities, no operations, and no assets except for a nominal capital contribution required by law, which is discussed below. It will be a "shell" corporation, will be incorporated for the sole purpose of assisting in the reorganization, and will exist for a period of a few days.

       The Wisconsin Department of Financial Institutions requires that Central Wisconsin capitalize the new bank with a minimum capital of $5,000, which Central Wisconsin will borrow from a correspondent bank. In the reorganization as currently structured, the new bank will be merged into the Bank, and the new bank will cease to exist. See "Structure for Tax-Free Reorganization." The $5,000 will be placed into the Bank's surplus. The Bank will issue a special dividend to Central Wisconsin in order to pay off the loan from the correspondent bank.

Federal Deposit Insurance Corporation Deposit Insurance Premiums

       The Bank pays deposit insurance premiums to the Federal Deposit Insurance Corporation based on a risk-based assessment system established by the Federal Deposit Insurance Corporation for all institutions insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

Loan Limits to Borrowers

       Generally, under the Wisconsin Banking Law, the total liabilities of any one person to a Wisconsin-chartered bank for money borrowed may not, at any time, exceed 20% of the capital of the bank. The Bank's current lending limit is $1,573,559.66 per customer.

       Bank holding companies are not subject to specific limitations on loans to one borrower. However, bank holding company lending activities require the prior approval of the Federal Reserve Board under Regulation Y.

Available Information

       Central Wisconsin has filed electronically with the Securities and Exchange Commission, Washington, D.C., through EDGAR a registration statement (No. 333-76856) on Form S-4 under the Securities Act of 1933, for the registration of Central Wisconsin stock to be issued in the reorganization. This prospectus - proxy statement constitutes the prospectus that was filed as a part of that registration statement, and does not contain all of the information set forth in the registration statement and in the exhibits attached. Some items were omitted in accordance with the rules and regulations of the Commission. Anyone may inspect the registration statement without charge at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of all or any part of it from the Commission upon payment of the required fees. The registration statement may also be reviewed on the Commission's website at http://www.sec.gov.

       The Bank currently is not subject to the requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and files no reports or proxy statements with the SEC pursuant thereto. Because Central Wisconsin's duty to file reports pursuant to the section 15(d) of the Exchange Act arises solely from a registration statement:

  filed by an issuer with no significant assets;

  in a reorganization of a non-reporting company into a one subsidiary holding company; and

  in which equity security holders receive the same proportional interest in Central Wisconsin as they held in the non-reporting issuer except for changes resulting from the exercise of dissenting shareholder rights under state law, under Reg. § 240.12h-3(d), Central Wisconsin will not have to file any periodic disclosure reports with the SEC at any time, even during the fiscal year in which the registration statement becomes effective. However, Central Wisconsin will voluntarily provide shareholders with reports of the same nature, and with the same frequency, as are currently provided by the Bank to Bank shareholders.

Legal Matters

       Certain legal matters in connection with the reorganization will be passed upon for Central Wisconsin and the Bank by Boardman, Suhr, Curry & Field LLP, One South Pinckney Street, 4th Floor, P.O. Box 927, Madison, Wisconsin 53701-0927.

EXHIBIT A

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

       THIS AGREEMENT and Plan of Reorganization ("Agreement") is made on ________________, 2003, by and between the Bank of Wausau, a state banking organization ("Bank"), and Central Wisconsin Financial Services, Inc., a Wisconsin corporation ("Corporation").

RECITALS

       A.        The parties consider it advantageous to form a one-bank holding company, which will be the Corporation, to own all of the outstanding stock of the Bank. To form the holding company, the Corporation will organize a wholly-owned subsidiary bank, called the New Bank of Wausau, a state banking organization ("New Bank"). The New Bank will then merge with and into the Bank, leaving the Bank as the survivor, and converting the outstanding stock of the Bank into stock of the Corporation, so that the shareholders of the Bank will become the shareholders of the Corporation.

       B.        This reorganization is comprised of the organization of the New Bank and the merger of the New Bank into the Bank, as the surviving entity (the "Merger"). Pursuant to the terms of this Agreement, and a Merger Agreement between the Bank and the New Bank (to be executed after New Bank is formed), as of the Effective Date of the Merger, each of the then issued and outstanding shares of Bank Common Stock ("Bank Common") will be converted into one share of the authorized but previously unissued common stock of the Corporation ("Corporation Common").

AGREEMENT

       NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties adopt this plan of reorganization and agree as follows:

       1.        Merger. Subject to compliance with all requirements of law and the terms and conditions set forth in this Agreement, the New Bank will be merged with and into the Bank.

               a.       Effective Date; Surviving Bank. The Effective Date of this Merger (the "Effective Date") shall be the date on which the Articles of Merger relating to the Merger are filed with the Wisconsin Department of Financial Institutions. At the Effective Date, the New Bank shall be merged with and into the Bank, the separate existence of the New Bank shall cease and the Bank, as the surviving corporation (the "Surviving Bank"), shall succeed to and possess all of the properties, rights, privileges, immunities, and powers, and shall be subject to all the liabilities, obligations, restrictions, and duties, of the New Bank and the Bank.

               b.       Charter Number. The charter number of the Bank prior to the Effective Date shall be the charter number of the Surviving Bank.

               c.       Articles of Incorporation; Name. From and after the Effective Date and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Bank shall be the Articles of Incorporation of the Bank, as amended or restated, and the name of the Surviving Bank shall be that of the Bank.

               d.       Bylaws. From and after the Effective Date and until thereafter amended as provided by law, the Bylaws of the Bank in effect immediately prior to the Effective Date shall constitute the Bylaws of the Surviving Bank.

               e.       Directors and Officers. From and after the Effective Date and until their respective successors are elected, the members of the Board of Directors and the officers of the Surviving Bank shall consist of those persons who are serving as directors and officers of the Bank immediately prior to the Effective Date.

               f.       Conversion of Stock. As of the Effective Date, by virtue of the Merger and without any action on the part of the shareholders of the Bank, all of the Bank Common outstanding immediately prior to the Effective Date shall cease to exist and shall be converted into Corporation Common, at the rate of one (1) share of

1

Corporation Common for each one (1) share of Bank Common. As of the Effective Date, by virtue of the Merger and without any action on the part of the shareholders of the New Bank, all of the New Bank common stock outstanding immediately prior to the Effective Date shall cease to exist.

               g.       Transmittal Procedure. The Bank will close its transfer records on a date twenty (20) days prior to the Effective Date for a period through and including the Effective Date. When the Effective Date is established, the date of closing of the transfer records will also be set, and the shareholders of the Bank will be notified of such. The Bank will make every reasonable effort to have its shareholders of record tender their certificates for the Bank Common to the Exchange Agent at least three (3) days prior to the Effective Date. The Bank will serve as the Exchange Agent for this transaction. On the Effective Date, the Corporation shall provide to the Bank, and the Bank shall mail or deliver to its shareholders, stock certificates of Corporation Common to which those shareholders are entitled by reason of the Merger; provided, however, that no Corporation Common certificate shall be mailed or delivered to a Bank shareholder who is eligible to exercise dissenter's rights or who has not delivered to the Bank all certificates of Bank Common owned by such shareholder (or if a certificate has been lost, an indemnity bond or other agreement satisfactory to the Corporation).

                      Until so delivered to the Bank, each outstanding certificate which prior to the Effective Date represented shares of Bank Common will be deemed for all purposes to evidence only the right to receive the ownership of the shares of Corporation Common into which such Bank Common has been converted; provided, however, that until such Bank Common certificates are so delivered to the Bank, no dividend payable on Corporation Common at any time after the Effective Date shall be paid to the holder of such undelivered certificate. Upon the delivery of such certificate after the Effective Date, the Corporation shall pay, without interest, any unpaid dividends by reason of the preceding sentence to the record holder thereof, and the Bank shall deliver the stock certificate for Corporation Common.

               h.       Dissenting Shares of the Bank. If any shares of Bank Common are dissenting shares, the Bank shall proceed according to applicable law to determine and pay the fair value of those dissenting shares. "Dissenting shares" shall mean each outstanding share of Bank Common as to which the holder has strictly complied with the provisions of applicable law in order effectively to withdraw from the Bank and obtain the right to receive the fair value of his or her shares of Bank Common.

                      As of the Effective Date or the date that the last action is taken to exercise dissenter's rights, whichever is later, dissenting shares shall, by virtue of the Merger, cease to represent any ownership interest or ownership rights to the Bank or the Corporation, and shall be converted into the right to receive fair value of those shares as provided by law.

               i.       Business. From and after the Effective Date, the business of the Surviving Bank shall be that of a state bank, conducted at the offices of the Bank where located immediately prior to the Effective Date.

               j.       Assets and Liabilities. From and after the Effective Date, the Surviving Bank shall be liable for all liabilities of the New Bank and the Bank; and all deposits, debts, liabilities, and contracts of the New Bank and the Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the New Bank or the Bank, shall be those of the Surviving Bank and shall not be released or impaired by reason of the Merger; and all rights of creditors and other obligees and all liens on property of either the New Bank or the Bank shall be preserved unimpaired. Further, all rights, franchises and interests of the New Bank and the Bank, respectively, in and to every type of property (real, personal and mixed) and choices in action shall be transferred to and vested in the Surviving Bank by virtue of such Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests in every fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the New Bank and the Bank, respectively, on the Effective Date.

               k.       Tax Consequences. The parties intend and desire that the Merger shall be treated for income tax purposes as a reverse triangular merger under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code. The parties shall act in all respects consistently with that intent.

2

               l.       Shareholder Approvals. This Agreement and Plan of Reorganization will be submitted to the respective shareholders of the Bank and the New Bank for ratification and confirmation at shareholder meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Incorporation and Bylaws of the Bank and the New Bank. Each shareholder meeting shall be called as soon as reasonably possible. The Bank and the New Bank will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger. The Corporation, as sole shareholder of the New Bank, shall vote its stock in the New Bank to approve the Merger and the transactions set forth in this Agreement.

               m.       Regulatory Approvals. The parties shall prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all federal and state authorities required for the Merger to be consummated as contemplated by this Agreement. Thereafter, the parties shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the Merger to be consummated.

               n.       Merger Agreement. The Corporation shall form the New Bank promptly following execution of this Agreement and shall cause the New Bank to execute the Merger Agreement attached as Exhibit A. Within three days after execution by the New Bank, the Bank shall execute the Merger Agreement.

       2.        Representations and Warranties by Bank. The Bank represents and warrants to the Corporation that this Agreement has been approved by the Board of Directors of the Bank, and upon approval by the shareholders of the Bank will be fully authorized by all necessary corporation action.

       3.        Representations and Warranties by the Corporation. The Corporation represents and warrants to the Bank that the shares of the Corporation Common to be delivered to the Bank shareholders pursuant to this Agreement will, upon issuance, be duly and validly authorized and issued and fully paid and nonassessable voting shares, except as otherwise required by law, and will constitute all of the issued and outstanding shares of the Corporation as of the Effective Date.

       4.        Closing. Subject to the satisfaction of all closing conditions contained in this Agreement or their waiver, the closing shall occur on the Effective Date, which will be within thirty (30) days after the satisfaction of the last closing condition. The Closing shall take place at the offices of the Bank, or at such other place as the Corporation and the Bank may agree.

       5.        Conditions to Obligations of Both Parties. The obligations of each party to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the parties:

               a.       Regulatory Approval. On or before the Effective Date, the Bank shall have received the approval from those regulatory agencies whose approval of the Merger is required and any mandatory waiting period(s) associated with such approval(s) shall have expired.

               b.       No Litigation. At the Effective Date, no litigation or governmental investigation shall have been commenced or, to the best knowledge of the Corporation or the Bank, threatened or proposed, which would have a material, adverse effect on the value of the Bank or an adverse effect on the ability of any party to close this transaction, or which arises out of or concerns the transactions contemplated by this Agreement.

               c.       Closing Not Later Than June 30, 2004. The closing of the transactions contemplated under this Agreement shall have occurred on or before June 30, 2004, unless such date is extended by mutual written agreement of the parties.

               d.       Shareholder Approval. This Agreement shall have been approved and adopted by the shareholders of the Bank and of the New Bank in such manner as required by law.

3

               e.       Tax Opinion. The parties shall have received a written opinion of tax counsel that the transactions contemplated by this Agreement and the Merger Agreement will constitute a tax-free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code with respect to those shareholders of the Bank who will receive Corporation Common in the Merger.

               f.       Securities Law Compliance. The Corporation Common stock to be issued in the Merger shall have been registered, qualified or exempted under all applicable federal and state securities laws, and there shall have been no stop order issued or threatened by the SEC or any state that suspends the effectiveness of any such registration, qualification, or exemption.

       6.        Conditions to Obligations of Corporation and the New Bank. The obligations of the Corporation and the New Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the Corporation and the New Bank:

               a.       Representations and Warranties True; Covenants and Obligations Performed. All representations and warranties of the Bank shall be true and correct in all material respects on the Effective Date, and the Bank shall have performed all acts required of it under the terms of this Agreement.

               b.       Dissenting Shares. There shall be not more than ten percent (10%) of the total outstanding shares of the Bank that as of the Effective Date are eligible to elect dissenter's rights by reason of having complied with the procedures required by applicable law.

               c.       No Material Adverse Change. The assets, business, operation, and prospects of the Bank shall not have been materially and adversely affected by a loss or destruction not fully compensated by insurance, by any governmental proceeding or action, or by any other event or occurrence, which in the reasonable judgment of the Corporation would defeat or frustrate the purposes of the reorganization or otherwise make the reorganization undesirable.

       7.        Conditions to Obligations of the Bank. The obligations of the Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the Bank: All representations and warranties of the Corporation shall be true and correct in all material respects on the Effective Date, and the Corporation and the New Bank shall have performed all acts required of them under the terms of this Agreement.

       8.        Additional Covenants of the Parties.

               a.       Cooperation. The parties will fully cooperate with each other in connection with any steps to be taken as part of their obligations under this Agreement, including without limitation, the preparation of financial statements and the supplying of information in connection with the preparation of regulatory applications.

               b.       Expenses. All costs and expenses and charges incurred by a party shall be borne by such party; provided, however, that if the Merger is not consummated for any reason, all costs and expenses incurred by the Corporation and the New Bank shall be paid by the Bank.

               c.       Affiliates. The parties acknowledge that (i) shares of Corporation Common received in the reorganization by persons who are affiliates of the parties for purposes of Rule 145, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, are subject to certain restrictions on the public resale of such shares; (ii) certificates evidencing shares of Corporation Common received by affiliates pursuant to the reorganization shall carry a legend referring to Rule 145 and the transfer restrictions imposed thereunder; and (iii) such shares shall be subject to stop-transfer instructions to the Corporation's transfer agent. For purposes of Rule 145 an "affiliate" means a person who was, as of the date of consummation of the reorganization, an executive officer of the Bank, or a director of the Bank, or a person deemed to control the Bank (including without limitation a Bank shareholder owning more than 10% of the Bank stock outstanding). Neither the Bank nor the Corporation is obligated to register shares of Corporation Common for resale, and any such registration shall be at the expense and instance of any shareholder, including an affiliate, desiring such registration.

4

       9.        Termination. This Agreement and Merger may be terminated and abandoned upon prompt written notice to the other party before the Effective Date, notwithstanding authorization and adoption of this Agreement by the shareholders of one or both of the Bank and the New Bank:

               a.       By mutual consent of the Bank and the Corporation through their Boards of Directors;

               b.       By the Bank at any time after June 30, 2004 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 7 of this Agreement have not been met and have not been waived in writing by the Bank; or

               c.       By the Corporation at any time after June 30, 2004 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 6 of this Agreement have not been met and have not been waived in writing by the Corporation.

       9.        Miscellaneous.

               a.       Assignment. This Agreement and the rights, interests, and benefits under it shall not be assigned, transferred, or pledged in any way, and shall not be subject to execution, attachment, or similar process. Any attempt to assign, transfer, pledge, or make any other disposition of this Agreement or of the rights, interests, and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

               b.       Waiver. No failure or delay of any party in exercising any right or power given to it under this Agreement shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach. No waiver of any breach or modification of this Agreement shall be effective unless contained in a writing executed by both parties.

               c.        Entire Agreement. This Agreement supersedes any other representations or agreement, whether written or oral, that may have been made or entered into by the Corporation, the Bank, the New Bank or by any officer or officers of such parties relating to the acquisition of the Bank, or its assets or business, by the Corporation. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth in this Agreement.

               d.       Amendment. This Agreement may be modified or amended only by a written agreement executed by duly authorized officers of both parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ATTEST:	BANK OF WAUSAU

_______________________________________	By:____________________________________

ATTEST:	CENTRAL WISCONSIN FINANCIAL SERVICES, INC.

_______________________________________	By:____________________________________

5

EXHIBIT A

MERGER AGREEMENT

[A copy of this Merger Agreement can be found at Exhibit B of the prospectus-proxy statement]

EXHIBIT B

MERGER AGREEMENT

MERGER AGREEMENT

       MERGER AGREEMENT ("Merger Agreement") made this _____ day of _______________, 2003, by and between the Bank of Wausau, a state banking organization ("Bank"), and the New Bank of Wausau, a state banking organization ("New Bank").

WITNESSETH

       WHEREAS, the Bank and Central Wisconsin Financial Services, Inc. ("Corporation") have entered into an Agreement and Plan of Reorganization dated _____________, 2003 ("Agreement"), pursuant to which the Bank has agreed to merge with the Corporation's wholly-owned subsidiary, the New Bank, in a reverse triangular merger; and

       WHEREAS, the Bank and the New Bank wish to agree on the terms of the Merger now that the New Bank has been formed;

       NOW, THEREFORE, the parties agree as follows:

       1.        Incorporation of Plan of Reorganization. The terms and conditions of the Agreement are incorporated in this Merger Agreement by reference in their entirety, and made a part of this Merger Agreement with the same effect as if the New Bank had been a party to the Agreement.

       2.        Cooperation. The New Bank shall cooperate with the Bank to achieve a prompt consummation of the transactions contemplated in the Agreement, and shall perform all actions necessary or convenient to be performed by it for that purpose.

       3.        Articles of Incorporation. Effective as of the time this Merger shall become effective as specified in the Agreement, the articles of incorporation of that bank resulting from the Merger of the Bank and the New Bank shall read in their entirety as stated in the attached Articles of Incorporation of the Bank.

       4.        Capital Stock. The amount of capital stock of the New Bank shall be $5,000, divided into 500 shares of common stock, each of $10 par value. At the time the Merger shall become effective (and after the temporary capitalization of the interim bank has been returned to the Corporation), the resulting bank shall have $____________ in capital, a surplus of $____________, and undivided profits of $____________, adjusted, however, for earnings and expenses between _________, 2003, and the Effective Date of the Merger. At the time the Merger shall become effective, the 500 shares of the New Bank stock then outstanding shall no longer exist.

       5.        Effective Date. The Effective Date of the Merger shall be _________________.

       IN WITNESS WHEREOF, the parties have executed this Merger Agreement by their proper corporate officers duly authorized to execute this Merger Agreement, as of the date first above written.

Attest:	BANK OF WAUSAU

_______________________________________	By:____________________________________

Attest:	NEW BANK OF WAUSAU

_______________________________________	By:____________________________________

EXHIBIT C

TAX OPINION OF BOARDMAN, SUHR, CURRY & FIELD LLP

January 14, 2004

The Board of Directors
Central Wisconsin Financial Services, Inc.
2010 Stewart Avenue
Wausau, Wisconsin 54401

The Board of Directors
Bank of Wausau
2010 Stewart Avenue
Wausau, Wisconsin 54401

       You have requested that we render an opinion as to the tax consequences to Central Wisconsin Financial Services, Inc. ("Holding Company"), Bank of Wausau ("Bank"), New Bank of Wausau ("New Bank"), and the shareholders ("Shareholders") of the Bank of a corporate reorganization to form a one-bank holding company, as described in an Agreement and Plan of Reorganization dated ________, between the Holding Company and the Bank ("Agreement") and in a certain Prospectus/Proxy Statement dated __________.

        We acknowledge that this opinion is provided for the benefit and guidance of the Holding Company and Bank. The shareholders of the Holding Company and the Bank may rely on this opinion.

       In making this opinion, we have relied on the Agreement, the Prospectus/Proxy Statement, the Merger Agreement (to be executed between the Bank and the New Bank), and on the truth and completeness of the warranties, representations, statements and facts contained in those documents. We have also relied upon the truth and completeness of the following representations of the Holding Company and the Bank:

       1.      The fair market value of the Holding Company stock received by each Bank shareholder will be approximately equal to the fair market value of the Bank stock surrendered in the exchange.

       2.      There is no plan or intention by the shareholders of the Bank who own one percent (1%) or more of the Bank stock, and to the best of the knowledge of the management of the Bank, there is no plan or intention on the part of the remaining shareholders to sell, exchange, or otherwise dispose of a number of shares of Holding Company stock received in the transaction that would reduce the shareholders' ownership of Holding Company stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Bank stock as of the same date. For purposes of this representation, shares of Bank stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Holding Company stock will be treated as outstanding Bank stock on the date of the transaction. Moreover, shares of Holding Company stock held by Bank shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the transaction will be considered in making this representation.

       3.      Bank shareholders will receive Holding Company stock in exchange for at least 80% of the Bank stock authorized immediately prior to the transaction.

       4.      Bank will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the New Bank immediately prior to the transaction. For purposes of this representation, amounts paid by the New Bank to dissenters, amounts paid by the New Bank to shareholders who receive cash or other property, New Bank assets used to pay its reorganization

January 14, 2004

expenses, and all redemption and distributions (except for regular, normal dividends) made by the New Bank immediately preceding the transfer, will be included as assets of the Bank held immediately prior to the transaction.

       5.      Prior to the transaction, the Holding Company will own all of the issued and outstanding stock.

       6.      Following the transaction, the Bank will not issue additional shares of its stock that would result in the Holding Company's ownership of less than 80% of the Bank's common stock.

       7.      The Holding Company has no plan or intention to reacquire any of its stock issued in the transaction.

       8.      The Holding Company has no plan or intention to liquidate the Bank; to merge the Bank with and into another bank or corporation; to sell or otherwise dispose of the stock of the Bank; or to cause the Bank to sell or to otherwise dispose of any of the New Bank's assets acquired in the transaction, except for dispositions made in the ordinary course of business or transfers.

       9.      The liabilities of the New Bank assumed by the Bank, and the liabilities to which the transferred assets of the New Bank are subject, were incurred by the New Bank in the ordinary course of its business.

       10.       Following the transaction, the Bank will continue the historic business of the New Bank or use a significant portion of the New Bank's business assets in a business.

       11.      The Holding Company, the New Bank, the Bank, and the shareholders will pay their respective expenses, if any, incurred in connection with the transaction.

       12.      There is no intercorporate indebtedness existing between the Holding Company and the Bank or between the New Bank and the Bank that was issued, acquired or will be settled at a discount.

       13.      No two parties to the transaction are investment companies.

       14.      The New Bank is not under the jurisdiction of a court in a Title 11 (bankruptcy).

       15.      The fair market value of the assets of the New Bank transferred to the Bank will equal or exceed the sum of the liabilities assumed by the Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.

       16.      No stock of the New Bank will be issued in the transaction.

       We have not undertaken to verify independently any of the factual matters upon which we rely in providing this opinion. Moreover, we have assumed that no changes have occurred or will occur with respect to the documents described above or the representations set forth in paragraphs 1 through 16 above.

       Based upon and subject to the foregoing, it is our opinion under current law that for federal and State of Wisconsin income tax purposes:

  The proposed merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and Chapter 71 of the Wisconsin Statutes. The reorganization will not be disqualified by reason of the fact that Holding Company common stock is used in the transaction. (Internal Revenue Code Section 368(a)(2)(E).)

  January 14, 2004

  No gain or loss will be recognized to the New Bank on the transfer of substantially all of its assets to the Bank in exchange for Holding Company common stock and the assumption by the Bank of the liabilities of the New Bank.

  No gain or loss will be recognized to the Holding Company or the Bank upon the receipt by the Bank of substantially all of the assets of the new Bank in exchange for Holding Company common stock and the assumption by the Bank of the liabilities of the New Bank.

  The basis of the New Bank assets in the hands of the Bank will be the same as the basis of those assets in the hands of the New Bank immediately prior to the proposed transaction.

  The holding period of the assets of the New Bank in the hands of the Bank will include the period during which such assets were held by the New Bank.

  The basis of the Bank stock in the hands of the Holding Company will be increased by an amount equal to the basis of the New Bank assets acquired by the Bank in the transaction, and will be decreased by the amount of liabilities of the New Bank assumed by the Bank and the amount of liabilities to which the acquired assets of the New Bank are subject.

  No gain or loss will be recognized by the shareholders on the exchange of their Bank common stock for Holding Company common stock; provided, however, that no opinion is expressed with respect to Bank shareholders who dissent from the transaction and receive cash for their Bank stock.

  The income tax basis of the Holding Company common stock to be received by the shareholders will be the same as the basis of the Bank common stock surrendered in exchange.

  The holding period of the Holding Company common stock to be received by the shareholders will include the period during which the Bank common stock surrendered in exchange was held, provided that the Bank common stock is held as a capital asset on the date of the exchange.

       Our opinion is limited to specific issues addressed. We express no opinion and make no representation, and no inference is intended or should be drawn from any statement in this letter, as to any other issues involving the transaction.

       We hereby consent to the use of this opinion as Exhibit C of the Prospectus - Proxy Statement and as Exhibit 8 to the S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the reorganization, and to the summary discussion of this opinion and the reference to our firm under the captions "Summary - Federal Income Tax Consequences" and "The Reorganization - Tax Considerations" contained in the Prospectus - Proxy Statement.

BOARDMAN, SUHR, CURRY & FIELD LLP

/s/ Boardman, Suhr, Curry & Field LLP

EXHIBIT D

SECTIONS 221.0706 THROUGH 221.0718 OF THE WISCONSIN STATUTES

221.0706 Right to dissent. (1) MANDATORY DISSENTERS' RIGHTS. A shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the issuer bank is a party.

(b) Consummation of a plan of share exchange if the issuer bank's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2) PERMISSIVE DISSENTERS' RIGHTS. The articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 221.0506.

(3) RIGHTS OF DISSENTER. A shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 221.0701 to 221.0718 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer bank.

221.0707 Dissent by shareholders and beneficial shareholders. (1) PARTIAL EXERCISE OF DISSENTERS’ RIGHTS. A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the bank in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder, who asserts dissenters’ rights under this subsection as to fewer than all of the shares registered in his or her name, are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) RIGHTS OF BENEFICIAL SHAREHOLDERS. A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a) Submits to the bank the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

(b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder. 221.0708 Notice of dissenters' rights. (1) ACTION AT SHAREHOLDER MEETING. If proposed corporate action creating dissenters' rights under s. 221.0706 is submitted to a vote at a shareholders' meeting, the meeting notice

1

shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 221.0701 to 221.0718 and shall be accompanied by a copy of those sections.

(2) ACTION WITHOUT SHAREHOLDER VOTE. If corporate action creating dissenters' rights under s. 221.0706 is authorized without a vote of shareholders, the bank shall notify, in writing and in accordance with s. 221.0103, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 221.0710.

221.0709 Notice of intent to demand payment. (1) METHOD OF ASSERTING DISSENTERS' RIGHTS. If proposed corporate action creating dissenters' rights under s. 221.0706 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

(a) Deliver to the issuer bank before the vote is taken written notice that complies with s. 221.0103 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

(b) Refrain from voting his or her shares in favor of the proposed action.

(2) FAILURE TO COMPLY. A shareholder or beneficial shareholder who fails to comply with sub. (1) is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

221.0710 Dissenters' notice. (1) WHEN REQUIRED. If a proposed corporate action creating dissenters' rights under s. 221.0706 is authorized at a shareholders' meeting, the bank shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 221.0709 (1).

(2) TIMING AND CONTENT OF NOTICE. The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable, and all necessary regulatory approvals are obtained. The dissenters' notice shall comply with s. 221.0103 and shall include or have attached all of the following:

(a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d) A date by which the bank must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

(e) A copy of ss. 221.0701 to 221.0718.

221.0711 Duty to demand payment. (1) MANNER OF DEMANDING PAYMENT. A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 221.0710, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 221.0710, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 221.0710 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2) EFFECT OF DEMAND ON HOLDERS OF CERTIFICATED SHARES. A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1)

2

retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3) EFFECT OF FAILURE TO DEMAND. A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

221.0712 Restriction on uncertificated shares. (1) WHEN TRANSFER RESTRICTIONS PERMITTED. The issuer bank may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 221.0714.

(2) EFFECT OF DEMAND ON HOLDERS OF UNCERTIFICATED SHARES. The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

221.0713 Payment. (1) WHEN PAYMENT MADE. Except as provided in s. 221.0715, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the bank shall pay each shareholder or beneficial shareholder who has complied with s. 221.0711 the amount that the bank estimates to be the fair value of his or her shares, plus accrued interest.

(2) MATERIAL TO ACCOMPANY PAYMENT. The payment shall be accompanied by all of the following:

(a) The bank's latest available financial statements, including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

(b) A statement of the bank's estimate of the fair value of the shares.

(c) An explanation of how the interest was calculated.

(d) A statement of the dissenter's right to demand payment under s. 221.0716 if the dissenter is dissatisfied with the payment.

(e) A copy of ss. 221.0701 to 221.0718.

221.0714 Failure to take action. (1) ACTION NOT TAKEN. If an issuer bank does not effectuate the corporate action within 60 days after the date set under s. 221.0710 for demanding payment, the issuer bank shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) ACTION TAKEN AT A LATER DATE. If, after returning deposited certificates and releasing transfer restrictions, the issuer bank effectuates the corporate action, the bank shall deliver a new dissenters' notice under s. 221.0710 and repeat the payment demand procedure.

221.0715 After-acquired shares. (1) WITHHOLDING FOR AFTER-ACQUIRED SHARES. A bank may elect to withhold payment required by s. 221.0713 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 221.0710 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) PAYMENT. To the extent that the bank elects to withhold payment under sub. (1) after effectuating the corporate action, the bank shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The bank shall send with its offer a

3

statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 221.0716 if the dissenter is dissatisfied with the offer.

221.0716 Procedure if dissenter is dissatisfied with payment or offer. (1) RIGHTS OF DISSENTER. A dissenter may, in the manner provided in sub. (2), notify the bank of the dissenter’s estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received under s. 221.0713, or reject the offer under s. 221.0715 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a) The dissenter believes that the amount paid under s. 221.0713 or offered under s. 221.0715 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b) The bank fails to make payment under s. 221.0715 within 60 days after the date set under s. 221.0710 for demanding payment.

(c) The issuer bank, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 221.0710 for demanding payment.

(2) WAIVER OF RIGHTS. A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the bank of his or her demand under sub. (1) in writing within 30 days after the bank makes or offers payment for his or her shares. The notice shall comply with s. 221.0103.

221.0717 Court action. (1) WHEN SPECIAL PROCEEDING REQUIRED. If a demand for payment under s. 221.0716 remains unsettled, the bank shall bring a special proceeding within 60 days after receiving the payment demand under s. 221.0716 and petition the court to determine the fair value of the shares and accrued interest. If the bank does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) WHERE PROCEEDING TO BE BROUGHT. The bank shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the bank is a foreign bank without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer bank that merged with or whose shares were acquired by the foreign bank.

(3) PARTIES TO THE PROCEEDING. The bank shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4) JURISDICTION. The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) JUDGEMENTS. Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the bank.

(b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters' notice under s. 221.0710 (2) (c), for which the bank elected to withhold payment under s. 221.0715.

4

221.0718 Court costs and counsel fees. (1) ASSESSMENT OF AND LIABILITY FOR COSTS. (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 221.0717 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the bank, except as provided in par.(b).

(b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 221.0716.

(2) WHEN LIABLE FOR FEES AND COSTS. The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a) Against the bank and in favor of any dissenter if the court finds that the bank did not substantially comply with ss. 221.0708 to 221.0716.

(b) Against the bank or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) PAYMENT OF COUNSEL AND EXPERTS FROM RECOVERY. Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

5

EXHIBIT E

ARTICLES OF INCORPORATION AND BYLAWS
OF CENTRAL WISCONSIN FINANCIAL SERVICES, INC.

ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch.180 of the Wisconsin Statutes:

Article 1. Name of corporation: Central Wisconsin Financial Services, Inc.

Article 2. The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3. The corporation shall be authorized to issue 310,000 shares.

Article 4. Name of the initial registered agent: Ronald D. Stephens.

Article 5. Street address of the initial registered office: 2010 Stewart Avenue, P.O. Box 96, Wausau, Wisconsin 54401.

Article 6. Other provisions (OPTIONAL):

See additional provisions of Article 6 attached to and made part of these Articles of Incorporation.

Article 7. Name and complete address of each incorporator:

John E. Knight
Boardman, Suhr, Curry & Field LLP
P.O. Box 927
Madison, Wisconsin 53701-0927

/s/ John E. Knight (Incorporator Signature)

This document was drafted by John E. Knight.

OPTIONAL - Second choice corporate name if first choice is not available: N/A

DFI CORP FILE ID NO. C057425
Document stamped Received 03 AUG 28, 3:41 p.m. by State of Wisconsin, Department of Financial Institutions.
Document stamped Filed SEP - 4 2003, by State of Wisconsin, Department of Financial Institutions.

CENTRAL WISCONSIN FINANCIAL SERVICES, INC.

ARTICLES OF INCORPORATION

Article 6. (Continued):

       A.        Board of Directors. The number of directors shall not be less than five (5) nor more than twelve (12), the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors, and such exact number shall be seven (7) until otherwise determined by resolution adopted by a majority of the entire Board of Directors. As used in this Section, "the entire Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies.

       The Board of Directors shall be divided into three (3) classes of nearly equal in number as may be, with a term of office of one class expiring each year. At the first annual meeting of the shareholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the next succeeding annual meeting of the shareholders, directors of the second class (Class II) shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders, directors chosen to succeed those terms then expired shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election, so that the term of one class of directors shall expire each year. Any vacancies on the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Each director shall hold office until the next election of the class for which such directors shall have been elected or appointed and until his or her successor shall be elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner provided in the Bylaws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director.

       The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Richard J. Pamperin	Ronald J. Stephens
406 Water Street	1001 Bristers Hill Road
Marion, WI 54950	Wausau, WI 54401

Franics M. Plaza	Alan L. Towle
2402 Midway Boulevard	2606 Payne Street
Wausau, WI 54403	Wausau, WI 54403

Nancy A. Quinlisk	Christian Winterhoff
3065 Edgewater Lane	4017 N. 69th Street
La Crosse, WI 54603	Wausau, WI 54403

Michael J. Rivers
356 E. Sarnia
Winona, MN 55987

       B.        Transfer Restrictions.

       1.        Shareholders of the Corporation's capital stock, called the "Stock," may not sell, transfer, assign, encumber, pledge, hypothecate, or in any way dispose of or alienate any of their shares of the Stock, or any right, title or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, in this Part B called a

1

"transfer", without the prior written consent of the Corporation. Provided, however, that the prior written consent of the Corporation shall not be required as to: (i) any transfer between a shareholder and his or her spouse or children, including stepchildren, or any lineal descendant thereof, his or her parents, and his or her siblings and their spouses and their children or between a shareholder and a trust or similar entity whose sole beneficiaries are such persons described above; or (ii) any pledge or hypothecation of shares of the Stock, provided, that as a condition precedent to the effectiveness of either of the transfers described in (i) or (ii) above, the transferee in any such transfer shall agree in writing to be bound by all of the terms and conditions of this Article 6B.

       2.        In the event a shareholder, called the "Selling Shareholder", desires to sell his or her shares of Stock, or any portion of it, called the "Offered Shares", other than in a transaction of the type described in (i) or (ii) above, without first obtaining the written consent of the Corporation, the Selling Shareholder, first, shall give the Corporation written notice of his or her intent to do so, stating in the notice the identity of the proposed purchaser of the Offered Shares, the number of Offered Shares the Selling Shareholder proposes to sell, the proposed consideration for the Offered Shares and the other terms and conditions of the proposed sale of the Offered Shares. The Selling Shareholder shall include with the written notice given to the Corporation under this paragraph a copy of the bona fide written offer to purchase the Offered Shares. The Corporation shall have a right of first refusal to acquire all, but not less than all, of the Offered Shares for the consideration and on the other terms and conditions offered by the proposed purchaser and as contained in the written notice given to the Corporation by the Selling Shareholder. The Corporation shall exercise its right to acquire the Offered Shares by giving written notice to the Selling Shareholder, indicating the number of Offered Shares it will acquire, within twenty-five (25) business days (excluding Saturdays, Sundays and official bank holidays) following receipt of the written notice of the Selling Shareholder. In the event the Corporation does not exercise its acquisition rights within the time period as provided in this Article 6B with respect to all of the Offered Shares, the Selling Shareholder shall be free of the restrictions in this Article 6B for a period of forty-five (45) days thereafter to sell all of the Offered Shares to the purchaser identified in the written notice to the Corporation, and at the same consideration and on the same terms and conditions as set forth in such written notice. Except as provided in this Article 6B, the Selling Shareholder shall be bound by the restrictions and limitations imposed by this Article 6B after any notice of a desire to sell is given and whether or not any such sale actually occurs. As a condition precedent to the effectiveness of any sale of Offered Shares to any person or entity, such purchaser of the Offered Shares shall agree in writing to be bound by all of the terms and conditions of this Article 6B.

       3.        Each certificate representing shares of the Stock shall have endorsed thereon a legend in substantially the following form:

The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 6B of the Corporation’s Articles of Incorporation, a copy of which is on file at the offices of the Corporation.

       Any attempted or purported sale, transfer, assignment, encumbrance, pledge, hypothecation or other disposition or alienation of any of the shares of the Stock by a shareholder in violation of this Article 6B shall be null, void and ineffectual, and shall not operate to transfer any right, title or interest whatsoever in or to such shares of the Stock.

       C.        Voting Requirements. Except as otherwise expressly provided in this Article 6C: (i) any merger or consolidation of the Corporation with or into any other corporation; (ii) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders; (iii) any sale, exchange or other disposition of all or substantially all of the assets of the Corporation, including, but not limited to, the stock of any subsidiary organization held by the Corporation to or with any other corporation, person or entity; or (iv) any transaction similar to, or having similar effect as, any of the foregoing transactions, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

2

       The provisions of this Article 6C shall not apply to any transaction described above in clauses (i), (ii), (iii) or (iv) of this Article 6C, (a) which has been approved by resolution adopted by seventy-five percent (75%) of the entire Board of Directors of the Corporation at any time prior to the consummation thereof, or (b) with another corporation or entity if a majority of the outstanding shares of stock of such other corporation or entity is owned of record or beneficially directly or indirectly by the Corporation or its subsidiaries. If the provisions of this Article 6C do not apply because of clauses (a) or (b) in this paragraph, the transactions described in clauses (i), (ii), (iii) or (iv) in the first paragraph of this Article 6C shall require the affirmative vote of the holders of at least a majority of the shares of the Stock of the Corporation issued and outstanding and entitled to vote or as otherwise required by law.

       The Board of Directors of the Corporation shall have the power and duty to determine for purposes of this Article 6C, on the basis of information then known to it, whether any sale, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation. Any such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article 6C.

       D.        Amendment. The provisions of this Article 6 may not be amended, altered or repealed except by the affirmative vote of holders of at least seventy five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration or repeal be contained in the notice of meeting.

3

BYLAWS OF CENTRAL WISCONSIN FINANCIAL SERVICES, INC.

ARTICLE I. OFFICES

       The principal office of the Corporation shall be located in Wausau, Marathon County, Wisconsin.

ARTICLE II. SHAREHOLDERS

       SECTION l. Annual Meeting. The annual meeting of the Shareholders shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix for the purposes of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors is not held on the day designated for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

       SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President at the request of Shareholders owning, in the aggregate, not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting, provided that such Shareholders deliver a signed and dated written demand to the Corporation, describing the purpose(s) for which the meeting is to be held.

       SECTION 3. Place of Meeting. The President may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

       SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each Shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his or her address as it appears on the stock record books of the Corporation, postage prepaid.

       SECTION 5. Quorum; Manner of Acting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion, except that each Director shall be elected by a plurality of the votes cast by the shares entitled to vote. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

       SECTION 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to

1

notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

       SECTION 7. Proxies. At all meetings of Shareholders, a Shareholder entitled to vote may vote by proxy appointed in writing by the Shareholder or by his or her duly authorized attorney in fact. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary of the Corporation or the acting secretary of the meeting, or by oral notice given by the Shareholder to the presiding officer during the meeting. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies. Proxies may be subject to the examination by any Shareholder at the meeting, and all proxies shall be filed and preserved.

       SECTION 8. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (l) vote upon each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

       SECTION 9. Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       SECTION 10. Waiver of Notice by Shareholders. Whenever any notice is required to be given to any Shareholder of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the Shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. A waiver with respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in the notice, except the time and place of meeting.

ARTICLE III. BOARD OF DIRECTORS

       SECTION l. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

       SECTION 2. Number of Directors. As provided in the Articles of Incorporation of the Corporation, as amended.

       SECTION 3. Election and Term. As provided in the Articles of Incorporation of the Corporation, as amended.

       SECTION 4. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

2

       SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by or at the request of the President, and shall be called at the request of three or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

       SECTION 6. Notice. Notice of any special meeting shall be given at least forty-eight (48) hours in advance of the meeting by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice is required to be given to any Director of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of that meeting, except where a Director attends a meeting and at the meeting objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       SECTION 7. Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

       SECTION 8. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee of the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. All participating Directors shall be informed that a meeting is taking place at which official business may be transacted by conference telephone or similar communication equipment.

       SECTION 9. Manner of Acting. The act of the majority of the Directors then in office shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

       SECTION 10. Removal and Resignation. Any Director may be removed, with or without cause, at any meeting of the Shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such Director, taken at a special meeting of Shareholders called for that purpose. A Director may resign at any time by filing his or her written resignation with the Secretary of Corporation.

       SECTION 11. Vacancies. As provided in the Articles of Incorporation of the Corporation, as amended.

       SECTION 12. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for, or to delegate authority to, an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to Directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered to the Corporation.

       SECTION 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent or abstention of the Director shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before adjournment or shall forward such dissent by certified mail to the Secretary of the Corporation

3

immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

       SECTION 14. Committees. The Board of Directors may designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors, which to the extent provided in said resolution shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to Shareholders, election of the principal officers, action under or pursuant to the Articles of Incorporation, amendment, alteration or repeal of these Bylaws, or the removal or filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

       SECTION 15. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, these Bylaws, or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Directors then in office.

ARTICLE IV. OFFICERS

       SECTION l. Number, Election and Term of Office. The principal Officers of the Corporation shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. Each Officer shall hold office until the next annual meeting of Shareholders and his or her successor shall have been duly elected or until his or her death or until he or she resigns or is removed in the manner provided below.

       SECTION 2. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person being removed. Election or appointment shall not of itself create contract rights.

       SECTION 3. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors.

       SECTION 4. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute, and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other Officer or agent of the Corporation to sign, execute, and acknowledge such documents or instruments in his place and stead. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

       SECTION 5. The Vice President. In the case of the removal of the President from office, or death or resignation, the powers and duties

4

of the office shall devolve upon the Vice President, who shall perform all duties of the office until a meeting of the directors is held and a President is elected. The Board of Directors shall empower a Vice President to discharge the duties of the President in the event of absence or disability of the President. In general, the Vice President shall perform all duties incident to the office of Vice President and such other duties as may be prescribed by the Board of Directors and the President from time to time.

       SECTION 6. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be designated or assigned to the Secretary by the President or by the Board of Directors.

       SECTION 7. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and deposit all such monies in the name of the Corporation, in such banks or other depositories as shall be selected in accordance with the provisions of ARTICLE V of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to the Treasurer by the President or by the Board of Directors.

       SECTION 8. Compensation. The compensation of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

       SECTION l. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

       SECTION 2. Loans. No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

       SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

       SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of the Board of Directors.

       SECTION 5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he be present, or, in his absence, by the Vice President of this Corporation, and (b) whenever, in the judgment of the President, or in his absence, the Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or Vice

5

President of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

       SECTION l. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

       SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

       SECTION 3. Restriction Upon Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

       SECTION 4. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

       SECTION 5. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors. The consideration to be paid for shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation, except as required by law. No certificate shall be issued for any share until such share is fully paid.

       SECTION 6. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE VII. LIABILITY AND INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS; INSURANCE

       SECTION 1. Liability of Directors. No Director shall be liable to the Corporation, its Shareholders, or any person asserting rights on behalf of the Corporation or its Shareholders, for damages, settlements, fees, fines, penalties, or other monetary liabilities arising from a breach of, or a failure to perform, any duty resulting solely from his or her status as a Director of the Corporation (or from his or her status as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, which

6

capacity the Director is or was serving in at the Corporation's request while a Director of the Corporation) to the fullest extent not prohibited by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to further limit or eliminate the liability of a Director than the law permitted the Corporation to provide prior to such amendment); provided, however, that this limitation on liability shall not apply where the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its Shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal benefit; or (d) willful misconduct.

       SECTION 2. Liability of Officers. No Officer shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as an officer of the Corporation (or as an officer, director, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, which capacity the Officer is or was serving in at the Corporation's request while being an Officer of the Corporation) in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon information, opinions, reports or statements prepared or presented by: (1) an officer or employee of the Corporation whom the officer believed in good faith to be reliable and competent in the matters presented, or (2) legal counsel, public accountants and other persons as to matters the officer believed in good faith were within the person's professional or expert competence.

       SECTION 3. Indemnification of Directors, Officers, Employees and Agents.

               (a)       Right of Directors and Officers to Indemnification. Any person shall be indemnified and held harmless to the fullest extent permitted by law, as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment), from and against all reasonable expenses (including fees, costs, charges, disbursements, attorney fees and any other expenses) and liability (including the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan) asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding") to which he or she is made or threatened to be made a party by reason of his or her being or having been a Director or Officer of the Corporation (or by reason of, while serving as a Director or Officer of the Corporation, having served at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan); provided, however, in situations other than a successful defense of a proceeding, the Director or Officer shall not be indemnified where he or she breached or failed to perform a duty to the Corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its Shareholders in connection with the matter in which the Director or Officer has a material conflict of interest; (b) a violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the Director or Officer derived an improper personal benefit; or (d) willful misconduct. Such rights to indemnification shall include the right to be paid by the Corporation reasonable expenses as incurred in defending such proceeding; provided, however, that payment of such expenses as incurred shall be made only upon such person delivering to the Corporation (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent it is ultimately determined that such person is not entitled to indemnification under this provision. The Corporation may require that the undertaking be secured and may require payment of reasonable interest on the allowance to the extent that it is ultimately determined that such person is not entitled to indemnification.

               (b)       Right of Director or Officer to Bring Suit. If a claim under subsection (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may

7

at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct under this Section which make it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

               (c)       Indemnification For Intervention, Etc. The Corporation shall not, however, indemnify a Director or Officer under this Section for any liability incurred in a proceeding otherwise initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of the majority of the Directors in Office.

               (d)       Right of Employees and Agents to Indemnification. The Corporation by its Board of Directors may on such terms as the Board deems advisable indemnify and allow reasonable expenses of any employee or agent of the Corporation with respect to any action taken or failed to be taken in his or her capacity as such employee or agent.,/p>

       SECTION 4. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the Director or Officer pursuant to which the Corporation and the Director or Officer intend to be legally bound. Any repeal, amendment or modification of this Article shall be prospective only as to conduct of a Director or Officer occurring thereafter, and shall not affect any rights or obligations then existing.

       SECTION 5. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which a Director, Officer, employee or agent may be entitled under any statute, agreement, vote of Shareholders or disinterested Directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a Director or Officer in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

       SECTION 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article.

       SECTION 7. Prohibited Indemnification and Insurance. Notwithstanding any other Section in this Article, the Corporation shall not be required to indemnify and may not purchase and maintain insurance if such indemnification or insurance is prohibited under applicable federal law or regulation, but shall indemnify and may purchase and maintain insurance in accordance with this Article to the extent such indemnification and insurance is not prohibited under applicable federal law or regulation.

ARTICLE VIII. TRANSACTIONS WITH
CORPORATION; DISALLOWED EXPENSE

       SECTION 1. Transactions with the Corporation. Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are Shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference

8

to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

       SECTION 2. Reimbursement of Disallowed Expenses. In the event any payment (either as compensation, interest, rent, expense reimbursement or otherwise) to any Officer, Director or Shareholder which is claimed as a deduction by this Corporation for federal income tax purposes shall subsequently be determined not to be deductible in whole or in part by this Corporation, the recipient shall reimburse the Corporation for the amount of the disallowed payment, provided that this provision shall not apply to any expense where the Board, in its sole discretion, determines such disallowance (including any concession of such issue by the Corporation in connection with the settlement of other issues in a disputed case) is manifestly unfair and contrary to the facts. For purposes of this provision, any such payment shall be determined not to be deductible when and only when either (a) the same may have been determined by a court of competent jurisdiction and either the Corporation shall not have appealed from such determination or the time for perfecting an appeal shall have expired or (b) such disallowed deduction shall constitute or be contained in a settlement with the Internal Revenue Service which settlement may have been authorized by the Board of Directors.

ARTICLE IX. FISCAL YEAR

       The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE X. DIVIDENDS

       The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI. SEAL

       The Corporation shall not have a corporate seal, and all formal corporate documents shall carry the designation "No Seal" along with the signature of the Officers.

ARTICLE XII. AMENDMENT

       SECTION 1. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Shareholders by affirmative vote of not less than a majority of the outstanding shares of the Corporation entitled to vote.

       SECTION 2. By Directors. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of not less than a majority of the directors then in office; but no Bylaw adopted by the Shareholders shall be amended or repealed by the Board of Directors if the Bylaw so adopted so provides.

       SECTION 3. Implied Amendments. Any action taken or authorized by the Shareholders which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

       Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit and in some cases require indemnification of directors, officers, employees, and agents of a Wisconsin corporation. In general, such indemnification is required unless the person violates a duty of loyalty or a duty of care as specifically set forth in the statutes. Section 180.0851, Wis. Stats.

        Article VII of the registrant's bylaws provide for indemnification of officers and directors under terms and conditions that follow the statutory language cited above. A complete copy of the bylaws is included in Exhibit 3 hereto.

Item 21. Exhibits and Financial Statement.

       Schedules

               (a) Exhibits. The following exhibits are submitted:

Exhibit No.	Description
2	Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)
3	Articles of Incorporation and Bylaws of Central Wisconsin Financial Services, Inc. (set forth as an exhibit to the Prospectus)
4	Specimen stock certificate of Central Wisconsin Financial Services, Inc.
5	Opinion of Boardman, Suhr, Curry & Field LLP
8	Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)
23	Consent of Boardman, Suhr, Curry & Field LLP (included in opinion)
99	Form of Proxy for shareholders of Bank of Wausau
(b)	No financial statement schedules are required to be filed with regard to Central Wisconsin Financial Services, Inc. or Bank of Wausau

Item 22. Undertakings.

       (1)        The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (a)       Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Act");

               (b)       Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and

               (c)       Include any additional or changed material information on the plan of distribution.

       (2)        For determining liability under the Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3)        The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (4)        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (5)        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       (6)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liability arising under the Act (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on the 14th day of January, 2004.

Central Wisconsin Financial Services, Inc.
By:

/s/ Ronald D. Stephens

Ronald D. Stephens, President

        In accordance with the requirements of the Securities Act of 1933, this amended Registration Statement was signed by the following persons in the capacities indicated on the 14th day of January, 2004.

Signature	Title(s)
/s/Ronald D. Stephens	President/Director
Ronald D. Stephens

/s/Francis M. Plaza	Vice President/Secretary/Treasurer/Director
Francis M. Plaza	(Principal financial Officer and Principal Accounting Officer)

/s/Richard J. Pamperin	Director
Richard J. Pamperin

/s/Nancy A. Quinlisk	Director
Nancy A. Quinlisk

/s/Michael J. Rivers	Director
Michael J. Rivers

/s/Alan L. Towle	Director
Alan L. Towle

/s/Christian Winterhoff	Director
Christian Winterhoff

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Central Wisconsin Financial Services, Inc.
(Exact name of registrant as specified in its charter)

E X H I B I T S

INDEX TO EXHIBITS

Exhibit No.	Description
2	Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)
3	Articles of Incorporation and Bylaws of Central Wisconsin Financial Services, Inc. (set forth as an exhibit to the Prospectus)
4	Specimen stock certificate of Central Wisconsin Financial Services, Inc.
5	Opinion of Boardman, Suhr, Curry & Field LLP
8	Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)
23	Consent of Boardman, Suhr, Curry & Field LLP (included in opinion)
99	Form of Proxy for shareholders of Bank of Wausau
(b)	No financial statement schedules are required to be filed with regard to Central Wisconsin Financial Services, Inc. or Bank of Wausau

EXHIBIT 4
STOCK CERTIFICATE

SPECIMEN
STOCK CERTIFICATE

NUMBER:	SHARES:
RESTRICTED STOCK

Incorporated under the laws of the State of Wisconsin.

Central Wisconsin Financial Services, Inc.

       This certifies that ______________________ is the owner of ______________________ (common shares- $_____ par value) full paid and non-assessable transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

       IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this _____ day of ___________ A.D., 20___.

_______________________________________	_______________________________________
Secretary	President

ON REVERSE:

       FOR VALUE RECEIVED, _____ hereby sell, assign and transfer unto ________________________________ __________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

       Dated ______________________, 20___.

In presence of:

_________________________________

_________________________________

THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SALE, TRANSFER, OR OTHER DISPOSITION THEREOF ARE RESTRICTED UNDER AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN ARTICLE 6B OF THE CORPORATION’S ARTICLES OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

EXHIBIT 5

OPINION OF BOARDMAN, SUHR, CURRY & FIELD LLP

January 14, 2004

Central Wisconsin Financial Services, Inc.
2010 Stewart Avenue
Wausau, Wisconsin 54401

       Reference is made to the amended Registration Statement on Form S-4 (the "Registration Statement") to be filed by Central Wisconsin Financial Services, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock of the Corporation, issuable by the Corporation in connection with a reorganization ("Common Stock"), as described in the Prospectus included in the Registration Statement.

        As counsel to the Corporation for purposes of the reorganization, we are familiar with the Articles of Incorporation and the Bylaws of the Corporation. We also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to render this opinion.

       Based upon the foregoing, it is our opinion that:

  The Corporation is duly incorporated and validly existing as a corporation under the laws of the State of Wisconsin.

  The shares of Common Stock of the Corporation when issued upon consummation of the reorganization and delivered to the shareholders of Bank of Wausau in accordance with the provisions of the Agreement and Plan of Reorganization dated ______________, will be validly issued, fully paid and non-assessable under applicable Wisconsin law, except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Section 180.0622(2)(b) imposes a statutory liability on shareholders of every corporation up to an amount equal to the par value of their shares, and to the consideration for which their shares without par value were issued, for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case.

       We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and we further consent to the use of our name in the Registration Statement under the captions "Legal Matters" and "Tax Considerations." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

BOARDMAN, SUHR, CURRY & FIELD LLP

/s/ Boardman, Suhr, Curry & Field LLP

EXHIBIT 99

PROXY

PROXY

SPECIAL MEETING OF SHAREHOLDERS

        Know all men by these presents that I, the undersigned shareholder in Bank of Wausau, do hereby appoint Richard Pamperin, Ronald Stephens, Francis Plaza, Alan Towle, Nancy Quinlisk, Michael Rivers and Christian Winterhoff, and each of them individually, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Bank of Wausau, to be held on _______, ______________, 200__ at _____ p.m., local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

       the following resolution:

       RESOLVED, that the formation of a bank holding company for Bank of Wausau, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Bank of Wausau and Central Wisconsin Financial Services, Inc. and a Merger Agreement between Bank of Wausau and New Bank of Wausau, whereby (i) Bank of Wausau will become a wholly-owned subsidiary of Central Wisconsin Financial Services, Inc., and (ii) shareholders of Bank of Wausau will become shareholders of Central Wisconsin Financial Services, Inc., is hereby authorized and approved.

(2)       In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

       This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

       PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

       Dated: _________________________.

_____________________________________
Signature